EXHIBIT 10.3

CONTRIBUTION AGREEMENT

by and among

JAMES A. THOMAS, AS TRUSTEE OF

THE LUMBEE CLAN TRUST

the other Contributors listed on Exhibit ”B” hereto

and

THOMAS PROPERTIES GROUP, L.P.,

a Maryland limited partnership

Dated as of                         , 2004

TABLE OF CONTENTS

1. CONTRIBUTION IN EXCHANGE FOR PARTNERSHIP UNITS.		2
1.1	Contribution of Participating Interests.	2
1.2	Contribution of Other Assets.	3
1.3	Excluded Assets; One Commerce Square and Two Commerce Square.	3
1.4	Assumed Liabilities.	4
1.5	Consideration and Exchange of Partnership Units.	4
1.6	Adjusted Consideration.	5
1.7	Tax Treatment of Transaction.	6
1.8	Allocation of Total Consideration.	6
1.9	Term of Agreement.	6
1.10	Final Year Allocations.	6
1.11	Sale Limitations and Debt Guarantees.	6
1.12	Pre-Closing Transactions.	6
1.13	Limited Voting Stock.	7
2. CLOSING		7
2.1	Conditions Precedent.	7
2.2	Time and Place.	9
2.3	Closing Deliverables.	9
2.4	Closing Costs.	10
2.5	Prorations; Net Current Assets	10
2.6	Spousal Consents.	14
3. REPRESENTATIONS AND WARRANTIES AND INDEMNITIES		14
3.1	Representations and Warranties of the Operating Partnership.	14
3.2	Representations and Warranties of the Contributors.	15
3.3	Survival of Representations And Warranties; Remedy For Breach.	29
3.4	Indemnification.	29
3.5	Gross Negligence; Willful Misconduct.	33
4. COVENANTS OF CONTRIBUTORS		34
4.1	Covenants.	34
4.2	Tax Covenants.	35
5. RELEASES AND WAIVERS		36
5.1	General Release of Operating Partnership.	36
5.2	General Release of Contributors.	37
5.3	Waiver of Section 1542 Protections.	37
5.4	Intermediary Organizational Agreements; Consents and Waivers.	37
6. POWER OF ATTORNEY		39
6.1	Grant of Power of Attorney.	39
6.2	Limitation on Liability.	40
6.3	Ratification; Third Party Reliance.	40
7. MISCELLANEOUS		41
7.1	Dispute Resolution.	41
7.2	Further Assurances.	42
7.3	Counterparts.	42

7.4	Governing Law.	42
7.5	Amendment; Waiver.	42
7.6	Entire Agreement.	42
7.7	Assignability.	42
7.8	Titles.	43
7.9	Third Party Beneficiary.	43
7.10	Severability.	43
7.11	Equitable Remedies.	43
7.12	Confidentiality.	43
7.13	Time Of The Essence.	43
7.14	Reliance.	44
7.15	Survival.	44
7.16	Notices.	44

EXHIBITS

A.	Certain Definitions

B.	Contributors’ Participating Interests and Contributed Assets

C.	Form of Contribution and Assumption Agreement

D.	Form of Quitclaim Deed

E.	Power of Attorney

F.	Sale Limitations and Debt Guarantees

G.	Form of Pledge Agreement

H.	Form of Estoppel Certificate

I.	Form of Spousal Consent

J.	Form of Pooling Agreement

SCHEDULES (Intentionally omitted from EDGAR filing)

1.3	List of Excluded Assets

1.4	List of Assumed Liabilities

1.12	Intercompany Schedule

2.1(e)	List of Tenant Estoppels

2.1(h)	List of Terminated Employment Agreements

3.2	Disclosure Schedule

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of                              , 2004, by and among THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (the “Operating Partnership”), JAMES A. THOMAS, individually and as Trustee of the Lumbee Clan Trust (“Thomas” and a “Contributor”), each of the contributors listed on Exhibit “B” attached hereto (each also a “Contributor” and collectively with Thomas, the “Contributors”) and the other entities listed thereon.

RECITALS

A. As of the Effective Date, the Contributors hold, indirectly, all or a portion of the ownership interests in a portfolio of office and other properties located in California, Pennsylvania and Texas listed on Exhibit “B” to this Agreement (each a “Participating Property”).

B. Operating Partnership, Thomas and each other Contributor desire to enter into a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire all or a portion of each Contributor’s Participating Interests (as defined in Recital “D” and individually set forth in Exhibit “B”) in exchange for units of limited partnership interests (“Partnership Units”) in the Operating Partnership.

C. The Formation Transactions shall be consummated in conjunction with the proposed initial public offering (the “Public Offering”) of the common stock of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), which is the sole general partner of the Operating Partnership.

D. The Formation Transactions will include the contribution to the Operating Partnership by each Contributor of all or a part of such Contributor’s Participating Interests (as defined below) described on Exhibit “B”, free and clear of all Liens, as a partner or member in each of the limited partnerships, limited liability companies or corporation (each an “Intermediary Owner”) listed on Exhibit “B” which, in turn, directly or indirectly own Property Interests in the Participating Properties as more fully described on Exhibit “B”. The direct ownership interest in each Participating Property (“Property Interest”) is owned by a limited partnership or limited liability company (each a “Property Owner”) one or more of which are also Intermediary Owners for purposes of this Agreement, as more fully described on Exhibit “B”. “Participating Interests” means, with respect to each Intermediary Owner, a Contributor’s rights and interests in such Intermediary Owner, as more fully set forth on Exhibit “B”, including without limitation, such Contributor’s voting rights and interests in the capital, profits and losses of such Intermediary Owner or any money or property distributable therefrom. The Participating Interests include the Contributor’s rights and interests in Thomas Development Partners, L.P., a California limited partnership (“TDPLP”), which shall be deemed to be an Intermediary Owner for purposes hereof.

E. Each Contributor acknowledges that the Operating Partnership may decide that, rather than acquiring the Participating Interests in an Intermediary Owner, or acquiring a Participating Interest by direct transfer, it is more desirable for the Operating Partnership to acquire a particular Participating Property by a direct contribution of the Property Interest in such Participating Property from the Property Owner that owns such Participating Property (a “Direct

Contribution”), or by a merger of a another Person or an Intermediary Owner with and into the Company, the Operating Partnership or an Affiliate of either of them (a “Merger”), or to divide an Intermediary Owner into more than one partnership and/or limited liability company to facilitate the Formation Transactions (a “Division”); and, so long as the Operating Partnership agrees to hold each Contributor harmless for any additional adverse tax consequences to such Contributor or additional costs or liabilities incurred by such Contributor as a result of any restructuring pursuant to this Recital “E” as provided in Section 5.4, each Contributor desires to give the Operating Partnership the right, in the Operating Partnership’s sole discretion, to engage in any Direct Contribution, Merger or Division on the terms and conditions described herein without the need to seek any further consent or action of any Contributor, and will give hereby an irrevocable power of attorney as set forth in Article 6 and irrevocable consents as set forth in Section 5.4, subject to the terms and conditions of this Agreement.

F. The parties acknowledge that the Operating Partnership’s acquisition of the Participating Interests and the Contributor’s contribution of its Participating Interests is in connection with and is subject to the consummation of the Formation Transactions and the Public Offering. It is understood that the Operating Partnership may acquire interests in additional properties with the proceeds of the Public Offering.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	CONTRIBUTION IN EXCHANGE FOR PARTNERSHIP UNITS.

1.1	Contribution of Participating Interests.

At the Closing (as defined in Section 2.2) and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, the Participating Interests listed on Exhibit “B”, including such Contributor’s rights and interests to the Intermediary Owners and all rights to indemnification in favor of such Contributor under the agreements pursuant to which such Contributor or its Affiliates acquired the Participating Interests. The contribution of each Contributor’s Participating Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit “C” attached hereto. Furthermore, at the request of the Operating Partnership, each Contributor shall execute or shall cause each of its individual constituent partners and/or members (as applicable) to execute and have duly acknowledged an individual quitclaim deed for each Property in the form of Exhibit “D” quitclaiming to the Operating Partnership any Property Interest in and to the Participating Properties. The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Organizational Document and the Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”) or as requested in the reasonable judgment of counsel to the Operating Partnership in order to effect the transactions contemplated hereby.

1.2	Contribution of Other Assets.

At the Closing and subject to the terms and conditions contained in this Agreement:

(a) Contributors will cause TDP-Commerce Square Gen-Par, LLC and Philadelphia Plaza Associates to each assign to the Operating Partnership all of its respective right, title and interest in, under and to the Partnership Interest Purchase Agreement made and entered into as of March 1, 2004 with Prometheus Investment Holding, LLC and Prometheus Investment Holding, L.P. (the “OCS Purchase Agreement”) so that the Operating Partnership will have the right to purchase, or to cause Prometheus Investment Holding, LLC and Prometheus Investment Holding, L.P. to contribute to the Operating Partnership in consideration for a cash payment, all of their rights and interests in Commerce Square Partners-Philadelphia Plaza, L.P.; and

(b) Contributors will assign or cause their Affiliates to assign to the Operating Partnership all of their right, title and interest in, under and to any agreement with SFT I, Inc. (“Repayment Agreement”), pursuant to which the Series B Preferred Equity in Commerce Square Partners-Philadelphia Plaza, L.P. will be repaid at the Closing of the Offering; and

(c) Contributors will assign or cause their Affiliates to assign and transfer to the Operating Partnership all contracts, leases, employment agreements, and letters of intent to which TDPLP is a party or by which its assets are bound as of the date of the Formation Transaction (“TDPLP Contracts”); the foregoing assignment and transfer will either be effected by a separate assignment or by operation of law upon the contribution of the Participating Interests in TDPLP to the Operating Partnership and the dissolution of such entity. Contributors will assign or cause their Affiliates to assign and transfer to the Operating Partnership all furniture, fixtures and equipment owned by TDPLP as of the date of the Formation Transactions.

The OCS Purchase Agreement, the Repayment Agreement, the TDPLP Contracts and the Organizational Documents of each Intermediary Owner (as defined in Section 3.2(a)) are collectively referred to herein as the “Assumed Agreements”. The contribution or assignment of the Assumed Agreements and the assumption of all obligations thereunder shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit “C” attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by the OP Agreement or as requested in the reasonable judgment of counsel to the Operating Partnership in order to effect the transactions contemplated hereby.

1.3	Excluded Assets; One Commerce Square and Two Commerce Square.

(a) The parties expressly acknowledge and agree that all assets and properties of TDPLP shall be contributed to the Operating Partnership except only for those assets described on Schedule 1.3 attached hereto (such assets listed on Schedule 1.3 are referred to herein as the “Excluded Assets”).

(b) With respect to One Commerce Square and Two Commerce Square in Philadelphia, the Participating Interests represent 89% of the profits and losses and 89% of the capital interests in each of such Property Owner. Therefore, the Operating Partnership will, upon completion of the Formation Transactions, own 89% of the profits and losses and capital of both

One Commerce Square and Two Commerce Square. As a material part of the Formation Transactions, and as an incentive for the Operating Partnership to enter into this Contribution Agreement, upon the consummation of the Formation Transactions, the Contributors shall cause the owners of the remaining 11% interest in each of One Commerce Square and Two Commerce Square (“11% Interests”) to enter into amendments to the partnership agreements for Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza-Phase II (“Commerce Square Partnership Amendments”) as well as a separate agreement with the Operating Partnership in the form of Exhibit “J” attached hereto (“Pooling Agreement”). The Commerce Square Partnership Amendments shall provide that the Operating Partnership will have a priority over the owner of the 11% Interest in each of One Commerce Square and Two Commerce Square to receive a distribution of its entire capital account in each of the Intermediary Owners that own interests in One Commerce Square or Two Commerce Square, including the original capital accounts of the Contributors of such interests, any additional capital contributed to such Intermediary Owners by the Operating Partnership, and in the case of One Commerce Square, including the capital being paid by the Operating Partnership to Prometheus Investment Holding, LLC and Prometheus Investment Holding, L.P under the OCS Purchase Agreement (which shall be deemed to have been contributed by the Operating Partnership to Commerce Square Partners-Philadelphia Plaza, L.P. and then distributed to Prometheus Investment Holding, LLC and Prometheus Investment Holding, L.P. in liquidation of their partnership interests), together with a preferred return on such outstanding capital account balances (“Preferred Return”) at the rate of 8% per annum from the closing of the Formation Transactions through the first anniversary thereof, 9% per annum from the first anniversary of the closing of the Formation Transactions through the second anniversary thereof, 10% per annum from the second anniversary of the closing of the Formation Transactions through the third anniversary thereof, 11% from the third anniversary of the closing of the Formation Transactions through the fourth anniversary thereof, and 12% from the fourth anniversary of the closing of the Formation Transactions through the date on which the Operating Partnership has received a distribution of its entire capital account balances in such Intermediary Owners. The Pooling Agreement shall require that the Preferred Return is calculated and paid to the Operating Partnership on a cumulative basis for both One Commerce Square and Two Commerce Square prior to a return of capital to the owners of the 11% Interests in either One Commerce Square or Two Commerce Square.

1.4	Assumed Liabilities.

On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from TDPLP and its Affiliates and shall thereafter pay, perform or discharge in accordance with their terms all of the liabilities and obligations of TDPLP and its Affiliates listed on Schedule 1.4 attached hereto (the “Assumed Liabilities”). All liabilities of TDPLP other than the Assumed Liabilities are collectively referred to as the “Excluded Liabilities”.

1.5	Consideration and Exchange of Partnership Units.

Subject to Section 1.6, the Operating Partnership shall, in exchange for the Participating Interests, the Assumed Liabilities and the Assumed Agreements, transfer to each Contributor the aggregate number of Partnership Units having a value, based on one Partnership

Unit being equal in value to the Public Offering price for one share of the Company’s common stock, equal to the value of such Contributor’s Total Consideration for each Participating Interest indicated on Exhibit “B”. The transfer of the Partnership Units to each Contributor shall be evidenced by either an amendment (the “Amendment”) to the OP Agreement or by certificates relating to such Partnership Units (the “Certificates”) in either case, as determined by the Operating Partnership, in accordance with the OP Agreement. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Intermediary Owner Agreements and the OP Agreement in order to effect the transactions contemplated hereby.

1.6	Adjusted Consideration.

The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Participating Interests, if in good faith the Operating Partnership determines that it would be inappropriate for the Operating Partnership to own the underlying Participating Property. Each Contributor hereby agrees that, in such event, such Contributor’s Total Consideration as indicated on Exhibit “B” may be reduced by an amount determined in accordance with Exhibit “B”.

The risk of loss relating to each Contributor’s Participating Interests and the underlying Participating Properties prior to Closing shall be borne by such Contributor. If, prior to the Closing, any Participating Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option, determine not to acquire a particular Participating Property, including Contributor’s interest in the Intermediary Owner that directly or indirectly owns such Participating Property, that has been partially or totally destroyed, damaged or taken. Under such circumstances, Contributor acknowledges that the Total Consideration will likely be correspondingly reduced. After the occurrence of any such casualty or condemnation affecting a Participating Property, the Operating Partnership may also, at its option, elect to (a) acquire Contributor’s interest in any such Intermediary Owner that directly or indirectly owns the affected Participating Property, (b) direct Contributor to pay or cause to be paid to the Operating Partnership any sums collected under any policies of insurance or award proceeds relating to such casualty or condemnation and otherwise assign to the Operating Partnership all rights to collect such sums as may then be uncollected, and (c) adjust or settle any insurance claim or condemnation proceeding. Under such circumstances, such Contributor’s Total Consideration shall be reduced by its pro rata share of the amount of any deductibles or shortfalls under the applicable insurance policies or award, plus all costs of collection. Insurance on the transferred Participating Interests and the Participating Properties shall be assigned to the Operating Partnership at the Closing. If a Participating Property constituting more than 25% of the total value of the Participating Properties is partially or totally damaged or condemned, the Operating Partnership may elect, by notice to the Contributors given within twenty (20) days after the date of such damage or condemnation, to terminate this Agreement, in which case neither the Contributors nor the Operating Partnership shall have any further rights or obligations under this Agreement.

1.7	Tax Treatment of Transaction.

The transfer, assignment and exchange effectuated pursuant to this Agreement shall constitute a “Capital Contribution” to the Operating Partnership pursuant to the OP Agreement and is intended to be governed by Section 721(a) of the Code and each Contributor (or such other transferor) hereby consents to such treatment.

1.8	Allocation of Total Consideration.

The Total Consideration shall be allocated among the Participating Interests in a manner reasonably determined by the Operating Partnership. The Operating Partnership and Contributor agrees to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the allocation for income tax purposes.

1.9	Term of Agreement.

If the Closing does not occur by December 31, 2004 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor Contributor shall have any further obligations hereunder except as specifically set forth herein.

1.10	Final Year Allocations.

To the extent an Intermediary Organizational Agreement does not provide for final year tax allocations, the parties hereto agree to use the “interim closing of the books” method as provided in Section 706 of the Code to allocate income and loss for the year.

1.11	Sale Limitations and Debt Guarantees.

In connection with the Formation Transactions, the Operating Partnership has agreed to certain limitations on its ability to sell its direct or indirect interests in One Commerce Square and Two Commerce Square in Philadelphia, Pennsylvania, and to use commercially reasonable efforts to make certain secured mortgage debt available to be guaranteed by each Contributor, as set forth on Exhibit “F”. The Operating Partnership’s liability to comply with such obligations is solely set forth in Exhibit “F” and will not be subject to Section 3.4.

1.12	Pre-Closing Transactions.

Attached to Schedule 1.12 is a schedule of intercompany obligations of TDPLP, its Affiliates, and certain individuals and other entities, as of                 , 2004 (the “Intercompany Schedule”). Contemporaneously with or prior to the Closing Date, all accounts receivable or payable from or to an Intermediary Owner or Entity that will be owned in whole (denoted by “I” on the attached Intercompany Schedule) or in part (denoted by “%” on the attached Intercompany Schedule), directly or indirectly, by the Operating Partnership upon consummation of the Formation Transactions, on the one hand, to or from a partnership, entity or Thomas or his Affiliates that will not be owned in whole or in part, directly or indirectly, by the Operating Partnership upon consummation of the Formation Transactions (denoted by “0” on the attached Intercompany Schedule), on the other hand, will be contributed/distributed, contributed, paid, merged, satisfied, written-off or forgiven, to the extent such action would be shown on an intercompany schedule updated as of the Closing Date, based on the principles used in and the method of preparation of the Intercompany Schedule as attached hereto (the “Closing Intercompany Schedule”). Notwithstanding anything to the contrary in this Agreement, the Operating Partnership shall have no right to acquire, directly or indirectly, any receivable that will result in a direct or indirect extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002, and any such receivable not previously satisfied or distributed shall be deemed to have been distributed by the relevant Intermediary Owner to its owners immediately prior to the Closing, or if necessary, shall be forgiven effective as of the Closing. Contributors each acknowledge that no accounts payable, that the Operating Partnership, directly or indirectly, will assume immediately following consummation of the Formation Transactions, after taking into account all contributions, distributions, payments, mergers, satisfactions, write-offs or other forgiveness, will be owed to Thomas or any of his Affiliates (including the other Contributors).

1.13	Limited Voting Stock.

The Certificate of Incorporation of the Company has authorized the issuance of Limited Voting Stock Shares (“Limited Voting Stock”). In return for a payment of $50,000 to the Company, the Company has issued shares of Limited Voting Stock to Thomas which are at least equal to the number of Partnership Units that will be issued to all of the Contributors on the Closing of the Formation Transactions (and concurrent with the Closing, the Company will redeem from Thomas any such shares of Limited Voting Stock that are in excess of the number of such Partnership Units issued to the Contributors). Thomas has further agreed, on the Closing of the Formation Transactions, to contribute to each affiliated Contributor a number of shares of Limited Voting Stock equal to the number of Partnership Units issued to such Contributor, so that each Contributor, including Thomas, will end up holding OP Units paired with an equal number of shares of Limited Voting Stock which will be governed by the terms and conditions of that certain Pairing Agreement (“Pairing Agreement”) between the Company and the Operating Partnership dated as of                             , 2004. Each Contributor acknowledges and agrees that the Limited Voting Stock owned by such Contributor is not transferable other than as permitted by the Pairing Agreement and that any transfer of the Partnership Units that is otherwise permitted under the OP Agreement will also require the transfer of a like number of shares of the Limited Voting Stock owned by such Contributor so that there is no circumstance under which such Contributor holds shares of the Limited Voting Stock without holding the equivalent number of OP Units. Any such transfer of Partnership Units without an equal number of shares of Limited Voting Stock shall cause such paired shares of Limited Voting Stock to be automatically redeemed and cancelled.

2.	CLOSING

2.1	Conditions Precedent.

The effectiveness of the Company’s registration statement to be filed with the Securities and Exchange Commission on Form S-1 (the “Prospectus”) after the execution of this Agreement is a condition precedent to the obligations of all parties to this Agreement to effect the transactions contemplated by this Agreement on the Closing Date (as defined below). This condition may not be waived by any party.

The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions precedent:

(a) The representations and warranties of each Contributor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

(b) The obligations of each Contributor contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date and such Contributor shall not have breached any of its covenants contained herein in any material respect;

(c) Concurrently with the Closing, each Contributor, directly or through the Attorney-in-Fact, shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3;

(d) Each Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any Governmental Entity or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions as listed in the Disclosure Schedule;

(e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(f) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the Intermediary Owners and the Participating Properties, taken as a whole;

(g) The contribution of the Participating Interests is approved by the Intermediary Owners’ respective partners and members to the extent such approval is required by the applicable limited partnership agreements and limited liability company operating agreements; and

(h) All employment agreements (whether written or oral) between the executive employees of TDPLP or its Affiliates and the Contributors or Intermediary Owners, as listed on Schedule 2.1(h) attached hereto shall have been terminated in writing, and except to the extent liabilities thereunder have been expressly assumed by the Operating Partnership, all obligations thereunder shall have been satisfied.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

2.2	Time and Place.

The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Jones Day, Los Angeles, California (the “Closing” and such date the “Closing Date”). The transfers described in Article 1, all closing deliveries and the consummation of the Public Offering shall be deemed concurrent for all purposes.

2.3	Closing Deliverables.

At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1), the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement, which Closing Documents and other items shall include, without limitation, the following:

(a) A Contribution and Assumption Agreement in the form attached hereto as Exhibit ”C”;

(b) If requested by the Operating Partnership, an individual quitclaim deed for each Participating Property fully executed and duly acknowledged by each Contributor, if an individual, or by each of the individual constituent partners and/or members of such Contributor in the form attached hereto as Exhibit “D”;

(c) The Amendment or the Certificates evidencing the transfer of Partnership Units to each Contributor;

(d) A Power of Attorney fully executed and duly acknowledged from each Contributor substantially in the form attached hereto as Exhibit “E”;

(e) A Pledge Agreement fully executed by each of the Contributors in the form attached hereto as Exhibit “G”;

(f) All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to each Intermediary Owner (and any subsidiary Intermediary Owner) which are in each Contributor’s possession or which can be obtained through such Contributor’s reasonable efforts;

(g) An affidavit from each Contributor, stating under penalty of perjury, such Contributor’s United States Taxpayer Identification Number and that such Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(h) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver such

Contributor’s Participating Interests or, if the Operating Partnership elects, the Properties directly, free and clear of all Liens (subject to the Permitted Liens if the Properties are transferred directly) and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds (if transferred directly), assignments of ground leases, space leases, bills of sale, assignments, and such documents as may be necessary to enable one or more title insurance companies (acceptable to the Operating Partnership in its sole discretion) to issue to the Operating Partnership at Closing ALTA owner’s policies of title insurance with such endorsements as the Operating Partnership may reasonably request (including, without limitation, non-imputation endorsements to the extent available) with an aggregate of one hundred percent (100%) coverage for each of the Properties (with a tie-in endorsement with respect to the Properties located in California) and levels of reinsurance for the Properties as are reasonably acceptable to the Operating Partnership, insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Participating Properties to the Operating Partnership as the Operating Partnership may designate, subject only to the Permitted Liens (collectively, the “Title Policies”), and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or deed or other Property Interests transfer documents is required;

(i) If requested by the Operating Partnership, certified copies of all organizational documents for each Contributor that is an entity, together with certified copies of all appropriate corporate resolutions, member consents or partnership actions authorizing the execution, delivery and performance by each Contributor of this Agreement, any related documents and the documents listed in this Section 2.3; and

(j) Estoppel certificates from the tenants listed on Schedule 2.1(e), substantially in the form of Exhibit “H” attached hereto.

2.4	Closing Costs.

The Operating Partnership shall pay all escrow charges, title charges and recording taxes or fees and any other closing costs incurred in connection with the transactions contemplated hereby; provided, however, the Operating Partnership shall pay the first One Million Dollars ($1,000,000), in the aggregate, of any documentary transfer taxes arising out of the Formation Transactions and the Contributors shall be responsible to pay any documentary transfer taxes arising out of the Formation Transactions in excess of the first $1,000,000 of such taxes. Each Contributor shall be responsible for its own legal costs, and the Operating Partnership shall be responsible for its own legal costs, in connection with this Agreement and the Formation Transactions. This section shall survive the Closing of the Formation Transactions.

2.5	Prorations; Net Current Assets

The revenues and expenses from each Participating Property will be prorated on a per diem basis as of the date prior to the Closing of the Formation Transactions (“Proration Date”) based on the actual number of days in the month in which such Closing occurs. At the

Closing, the Contributors and the Operating Partnership shall determine the net current assets of each Property Owner and each Intermediary Owner allocable to periods prior to the Closing Date after deducting the net current liabilities of such Property Owner and Intermediary Owner, as applicable, allocable to such period using generally accepted accounting principles (such excess of net current assets over net current liabilities is referred to herein as the “Property Owner’s Net Current Assets”). At the Closing, the applicable Contributor shall receive additional Partnership Units equal in value to the Property Owner’s Net Current Assets; conversely, if on the Closing, the Property Owner’s or Intermediary Owner’s net current liabilities exceed such Property Owner’s or Intermediary Owner’s net current assets, the applicable Contributor shall either pay such excess amount of liabilities to the Intermediary Owner (which amount will be contributed to the Property Owner if the excess liabilities are at the Property Owner level) or the number of Partnership Units to be issued upon the Closing to such Contributor shall be reduced by an amount equal in value to the amount of such excess liabilities.

For purposes of this Section 2.5, the following approach shall be used to calculate the Property Owner’s Net Current Assets for each Participating Property, which amounts shall be calculated as of the Proration Date:

(a) Expenses. Except as set forth in subsection (e) below, all items which are considered expenses under generally accepted accounting principles, including, but not limited to, real estate and personal property taxes (excluding any such taxes paid directly to the taxing authority by a tenant), utilities, license, permit and other fees, management fees and reimbursements, maintenance costs, payments due under leases or operating agreements or reciprocal easement agreements at a Participating Property and other operating expenses, and are allocable to periods prior to the Proration Date but are unpaid shall be deducted in calculating the Property Owner’s Net Current Assets. Any expense which is allocable to a period both before and after the Proration Date shall be allocated ratably on a per diem basis for the period to which it applies.

(b) Debt Service. All interest payable under any loans that are currently in existence with respect to any Participating Property that will remain in effect following the Closing Date shall be pro rated on a per diem basis as of the Proration Date and the allocated interest owed for the period after the Proration Date that has not yet been paid as of the Proration Date shall be a net current liability of the applicable Property Owner, while any prepaid interest allocable to the period after the Proration Date shall be considered a current asset in calculating the Property Owner’s Net Current Assets. Any amortization of the principal balance of any existing loans owed by any Entity with respect to the Participating Properties which is paid after December 31, 2003 and prior to the Closing Date shall be added back into current assets in the calculation of Property Owner’s Net Current Assets.

(c) Rent and Other Revenues. All rent payable pursuant to leases of a Participating Property (except for (i) amounts more than 30 days in arrears or (ii) payable by a tenant in bankruptcy or out-of-possession who is not current on all payments due to the Property Owner) with respect to a Participating Property (other than percentage rents) and all other income of the Property Owners which are allocable to periods prior to the Closing Date and not previously paid to the Property Owners shall be considered current assets of the Property Owner, except for all unapplied cash security deposits and interest thereon, if any, made by tenants under such leases which are payable to such tenants pursuant to law or the applicable leases. Amounts payable by tenants for utility costs, operating expenses, insurance costs and real estate taxes, including tenant contributions for unbilled real estate taxes which are to be paid after the Proration Date (collectively, “Expense Contributions”) shall be considered current assets of the Property Owners but shall be allocated ratably over the period to which they apply on a per diem basis for the expenses to which they apply. The Property Owner’s Net Current Assets shall include accounts receivable of the Property Owners as of the Proration Date with respect to any tenant-in-occupancy who is not in arrears for more than 30 days and who is not in bankruptcy, after deducting a reasonable reserve therefor.

(d) Percentage Rents. The Property Owner’s Net Current Assets shall include a pro rata portion of percentage rents paid from tenants under leases in existence prior to the Proration Date allocable to the lease year which began before the Proration Date and which ends after the Proration Date, with the pro rata portion being equal to the product of (i) the amount of such percentage rent received from such tenant, and (ii) a fraction, the numerator of which is the number of days in such lease year prior to and including the Proration Date and the denominator of which is 365.

(e) Tenant Allowances and Commissions All unpaid tenant allowances, including tenant improvement allowances, landlord contributions, lease takeover obligations and other payments to or for the benefit of tenants and periods of free rent after the Proration Date, and unpaid lease commissions applicable to leases in effect at the Participating Properties as of the Proration Date shall not be considered current liabilities and shall not be deducted in calculating the Property Owner’s Net Current Assets.

(f) Cash Reserves. The Property Owners’ Net Current Assets will include any cash reserves, escrow deposits and/or accruals for real property taxes and assessments, insurance premiums or other items made with or held by any lender under an existing loan on a Participating Property, after deducting any allocation of the underlying expense as of the Proration Date for which the reserve in question is held, together with so much of any interest earned on the reserve, escrow deposit and/or accrual as is properly attributable to the allocated amount thereof; provided, however, no allocation shall be made for casualty or condemnation proceeds held by the lender under any mortgage or deed of trust.

(g) Security Deposits. At the Closing, Contributors shall provide the Operating Partnership with a current schedule of the unapplied portions of all security deposits that have been paid to each Property Owner or are held by agents of the Property Owners on their behalf (or that were deposited with any predecessor in interest of such Property Owners to the extent that such predecessor has turned over such security deposit to the Property Owner or given the Property Owner credit therefor) by any tenants. The Property Owners shall retain the security deposits held by them and the Contributors shall not have any further interests in or rights to the security deposits from and after the Closing Date. The Operating Partnership shall indemnify, defend and hold the Contributors harmless from any and all claims, liabilities, costs and expenses (including reasonable legal fees and costs) imposed upon or incurred by the Contributors with respect to any security deposits held by the Property Owners or applied by the Property Owners after the Closing. The Property Owner’s Net Current Assets shall include any interest accrued on the security deposits as of the Proration Date except to the extent such interest is required by law or the leases to be paid to the tenant.

(h) Final Adjustment. The Contributors and the Operating Partnership shall use reasonable efforts to accurately estimate the apportionments on the Proration Date and agree to re-prorate the foregoing items once the actual financial data has been received from each Property Owner and is complete. Within six months after the Closing Date, the Contributors and the Operating Partnership shall agree on final apportionments based on the actual financial data from the Property Owners. All adjustments, if any, shall be made in cash by the respective parties following such re-proration.

(i) Collection of Arrearages. Any payment of rents or other income collected after the Closing Date will be applied (i) first to sums due from the paying tenant for the month in which the Closing Date occurs, (ii) second, to sums first coming due following the month in which the Closing Date occurs and that are due from the tenant at the time a payment is received subsequent to the Closing Date until such sums have been paid in full, and (iii) third, to the amounts due from the paying tenant (in chronological order), regardless of any contrary designation by such tenant, which amount shall be remitted to the applicable Contributor if such delinquent rent or other payment relates to a period prior to the Closing Date. The Operating Partnership shall cause each Property Owner to use commercially reasonable efforts, without commencing litigation, to collect any rent arrearages that exist as of the Closing Date; provided, however, that if the Contributors agree to pay for the costs of any litigation, and if the rent arrearage is over $25,000, the Operating Partnership shall cause the relevant Property Owner to commence and prosecute such litigation as is required to collect such arrearage, subject to limitations imposed by law and any bankruptcy stay. If the delinquent tenant is no longer in possession of its premises, the Contributor may pursue such tenant directly for the arrearages and the Operating Partnership will cause the Property Owner to provide all relevant documents and records in its possession to facilitate such collection action and will assign to such Contributor any claim it may have to such delinquent rent. The Operating Partnership will not settle any claims with respect to such amounts relating to the period prior to the Closing Date without the Contributors’ prior written consent (which consent will not be unreasonably withheld or delayed). Collection costs shall be a first charge against any amount collected before any recovered sums are allocated between the Contributors and the Property Owners, as provided in this Section 2.5.

(j) Partial Property Ownership. Notwithstanding any contrary provision hereof, except as set forth in subsection (g) with respect to security deposits, in the case of One Commerce Square, Two Commerce Square, 2121 Market Street, El Segundo Campus, Arco Plaza and any other partially owned Participating Properties, where the Contributors are contributing less than 100% of the ownership interests in such Participating Properties, the apportionments of revenues and expenses and the calculation of Property Owners’ Net Current Assets shall be adjusted to reflect the percentage of each such property that is being contributed to the Operating Partnership upon the Closing. The owners of the 11% Interests shall retain their pro rata share of all revenues on such Participating Properties and shall be responsible for paying their pro rata share of all expenses for such properties after the apportionment provided for herein and shall be entitled to their prorate share of the Property Owners’ Net Current Assets, subject only to the applicable terms and provisions of the Organizational Document of such Property Owner or Intermediary Owner.

(k) Inspection of Books and Records. The Contributors shall have the right from time to time to inspect and copy, during normal business hours, the books and records of each Property Owner and the Operating Partnership, and on reasonable advance notice, to audit such books and records relating to the period before and the calendar year in which the Closing Date occurs.

This section shall survive the Closing of the Formation Transactions.

2.6	Spousal Consents.

Concurrent with the execution of this Agreement, each Contributor that is a married individual shall deliver a Spousal Consent executed by such individual’s spouse and in the form of Exhibit ”I” attached hereto.

3.	REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

3.1	Representations and Warranties of the Operating Partnership.

The Operating Partnership hereby represents and warrants to and covenants with each Contributor that as of the Effective Date and as of the Closing Date:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the State of Maryland, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

(d) Brokers. The Operating Partnership has not employed or made any agreement with any broker, finder or similar agent or firm which will result in the obligation of any Contributor to pay any finder’s fees, brokerage fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.

(e) Knowledge of Properties. Except for the express written representations of the Contributors set forth in this Agreement, the Operating Partnership is relying upon its own independent analysis and assessment, and the advice of such the Operating Partnership’s advisors, and not upon that of a Contributor or any of a Contributor’s Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement.

(f) No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, (1) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to a Contributor of (A) the organizational documents of the Operating Partnership, or (B) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership, or, (2) other than in connection with the Offering and the Formation Transactions, require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or under any foreign, federal, state, local or other law binding on the Operating Partnership (or its assets or properties).

(g) Partnership Units. The Partnership Units to be issued to each Contributor pursuant to this Agreement will have been duly authorized and, when issued against the applicable Total Consideration, will, subject to the terms of the OP Agreement, be validly issued to such Contributor by the Operating Partnership free and clear of all Liens created by the Operating Partnership, other than any such Liens created pursuant to the OP Agreement.

(h) OP Agreement. As of the Effective Date, the Operating Partnership has delivered to each Contributor or each Contributor’s counsel the OP Agreement, which is in substantially the form in which it will be executed by the parties at the Closing, other than for such changes that may be made after the Effective Date that are not disproportionately adverse to one or more Contributors.

(i) Material Agreements. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to a Contributor of any material agreement, document or instrument to which the Operating Partnership is a party or by which its property or interests are bound.

3.2	Representations and Warranties of the Contributors.

Each Contributor jointly and severally represents and warrants to the Operating Partnership as set forth below (subject in each case to qualification by the disclosures in the disclosure schedule attached hereto as Schedule 3.2 (the “Disclosure Schedule”) and the Prospectus, including, without limitation, any matters for which a reserve has been established as reflected in the pro forma financial statements contained in the Prospectus), which representations and warranties are true and correct as of the date hereof and will (except to the extent relating to a specified date) be true and correct as of the date of Closing. Each Contributor acknowledges and agrees to be bound by the indemnification provisions contained in Section 3.4. Each Contributor hereby agrees to give the Operating Partnership prompt written notice of any information which makes any representation or warranty made by such Contributor hereunder on the date hereof untrue, and in any event no later than five (5) business days of obtaining such information.

(a) Organization: Authority: Qualification. Each Contributor if a natural person, has the legal capacity to enter the Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby; if not a natural person, such Contributor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation and of each jurisdiction in which it is required to be qualified to do business. Each Contributor has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary. Each Intermediary Owner and Property Owner is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of formation and each Intermediary Owner and Property Owner has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the assets, business or financial condition of such Intermediary Owner or Property Owner. The general partner, managing member or administrative member of each Intermediary Owner or Property Owner has delivered to the Operating Partnership true and correct copies of each entity’s organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”). The Disclosure Schedule lists each Intermediary Owner and Property Owner, its jurisdiction of formation and each partner, member or other equity owner of such entity as of the date hereof. The Disclosure Schedule lists the percentage interest of the Contributors and any third party holders of interests (direct or indirect) in each Intermediary Owner and in each Property Owner as of the date hereof.

(b) Due Authorization. The execution, delivery and performance of this Agreement by each Contributor has been duly and validly authorized by all necessary action of each Contributor. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of each Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each Contributor, each enforceable against each Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and, for informational purposes as set forth in the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by any Contributor or any Intermediary Owner or Property Owner in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Company, the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Ownership of the Participating Interests. The Participating Interests listed on Exhibit ”B” attached hereto constitute all of the issued and outstanding interests owned (directly or indirectly) by the Contributors in the Intermediary Owners as of the Closing Date, other than the Excluded Assets, and therefore, constitute or will constitute as of the Closing Date all of the Contributors’ indirect interests in each Property Owner in each Participating Property (except for the Contributor’s interests in the 11% interests retained in One Commerce Square and Two Commerce Square). Each Contributor is the sole owner of its Participating Interests, beneficially and of record free and clear of any Liens of any nature, except as set forth in the Disclosure Schedule, and has full power and authority to convey the Participating Interests free and clear of any Liens, and, upon delivery of consideration for such Participating Interests as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Liens except Liens created in favor of the Operating Partnership by the transactions contemplated hereby. Except as set forth in the Disclosure Schedule or for those to be acquired by a Contributor or the Operating Partnership, or relinquished, in connection with the Formation Transactions, there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to the Participating Interests, any Property Interests, any interest in any Intermediary Owner or Property Owner, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise the Participating Interests, any Property Interests, any interest in any Intermediary Owner or Property Owner, or any securities or obligations of any kind convertible into any of the interests which comprise the Participating Interests, any Property Interests, any interest in any Intermediary Owner or Property Owner, or other equity interests or profit participation of any kind in any of the Intermediary Owners or Property Owners. Except as contemplated in connection with the Formation Transactions or as permitted by Section 4.1(b)(2) of this Agreement, none of the Contributors will consent or participate in or in any way cause the transfer of any Property Interest, Participating Interest, any interest in any Intermediary Owner or Property Owner, prior to the Closing. Except as set forth in the Disclosure Schedule, none of the Contributors has an equity interest, either direct or indirect, in the Participating Properties, except for the Participating Interests which are the subject of this Agreement and except for the Excluded Assets. Except as contemplated in the Formation Transactions or as otherwise disclosed in the Disclosure Schedule, none of the Contributors has any commitment or legal obligation, absolute or contingent, to any other Person other than the Operating Partnership to sell, assign, transfer or effect a sale of any right, title or interest in or to any of the Participating Interests, Property Interests, or interests in any Intermediary Owner or Property Owner.

(e) No Violation. Except as shall have been cured, consented to or waived in writing by the Operating Partnership prior to the Closing Date, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the charters and bylaws, if any, of any Contributor or any Intermediary Owner or Property Owner, (B) any agreement, document or instrument to which any Contributor is a party or by which any Contributor, the Participating Interests, Property Interests (if any), or any Intermediary Owner or Property Owner are bound or (C) to Contributors’ Knowledge, any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on any Contributor or any Intermediary Owner or Property Owner or by which any Contributor, Intermediary Owner or Property Owner or any of their assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the Participating Interests, or any Intermediary Owner or Property Owner, or any interests therein. Except as shall have been cured, consented to or waived prior to the Closing Date or as set forth in the Disclosure Schedule, none of the Contributors or, to Contributors’ Knowledge, any Intermediary Owner or Property Owner is in violation of its Organizational Documents.

(f) Non-Foreign Status. Each Contributor is a United States person (as defined in Section 770 l(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. Each Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(g) of this Agreement.

(g) Withholding. Each Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions, including without limitation those referred to in clause (f). If any Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to such Contributor as required by the Code or applicable state law.

(h) Investment Purposes. Each Contributor acknowledges his, her or its understanding that the offering and issuance of the Partnership Units and shares of Limited Voting Stock (if applicable) to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein. In furtherance thereof, each Contributor represents and warrants to the Company as follows:

(1) Investment. Each Contributor is acquiring the Partnership Units and any Limited Voting Stock solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. Each Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Partnership Units or Limited Voting Stock unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for each Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws. The term “Transfer” shall not include any redemption of the Partnership Units or exchange of the Partnership Units for Common Stock pursuant to the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

(2) Knowledge. Each Contributor is knowledgeable, sophisticated and experienced in business and financial matters; each Contributor fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. Each Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Partnership Units; each Contributor has received and reviewed all information and documents about or pertaining to the Company that have been prepared as of the date hereof, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Partnership Units as each Contributor deems necessary or desirable, is familiar with the cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Participating Properties, the business and prospects of the Company and the Operating Partnership and the Partnership Units which each Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the Partnership Units and to conduct its own independent valuation of the Participating Properties; and each Contributor understands and has taken cognizance of all risk factors related to the purchase of the Partnership Units. Each Contributor is a sophisticated real estate investor. Each Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of each Contributor’s advisors (including tax advisors), and not upon that of the Operating Partnership or any of the Operating Partnership’s Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement.

(3) Holding Period. Each Contributor acknowledges that he, she or it has been advised that (i) the Partnership Units and the common stock of the Company into which the Partnership Units may be exchanged in certain circumstances (the “Common Stock”) must be held indefinitely, and each Contributor must continue to bear the economic risk of the investment in the Partnership Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Partnership Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Partnership Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer. Each Contributor further acknowledges that he, she or it has been advised that the Limited Voting Stock must be held indefinitely with the Partnership Units and that such Limited Voting Stock is not transferable except together with an equal number of Partnership Units as permitted by the Pairing Agreement and a notation shall be made in the appropriate records of the Company indicating that the Limited Voting Stock is subject to restrictions on transfer.

(4) Accredited Investor. Each Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(5) Legend. Each certificate representing Partnership Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

In addition, the Partnership Units issued in the Formation Transactions will include the following additional legend:

ANY TRANSFER OF THESE PARTNERSHIP UNITS SHALL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE PAIRING AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE GENERAL PARTNER ON REQUEST AND WITHOUT CHARGE.

The certificates representing shares of Limited Voting Stock shall bear a legend in substantially the following form:

ANY TRANSFER OF THE LIMITED VOTING STOCK REPRESENTED BY THIS CERTIFICATE SHALL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE PAIRING AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY ON REQUEST AND WITHOUT CHARGE.

(i) No Brokers. Except as set forth in the Disclosure Schedule, no Contributor nor any of such Contributor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement and each Contributor shall indemnify and hold harmless the Operating Partnership for all costs and expenses (including reasonable attorneys’ fees) incurred by the Operating Partnership as a result of a breach of this representation. The provisions of this clause (i) shall survive the expiration or sooner termination of this Agreement.

(j) Solvency. Each Contributor and each Intermediary Owner and Property Owner has been and will be solvent at all times prior to and immediately following the transfer of the Participating Interests to the Operating Partnership.

(k) Taxes. To the Contributors’ Knowledge, the transactions contemplated hereby will not result in any current income tax liability to any Intermediary Owner or Property Owner, the Company or the Operating Partnership, and no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property, except such tax liens for which the tax is not due and has been properly reserved for payment by the Property Owners or tax liens or other charges which individually or in the aggregate would not have a Material Adverse Effect. The copies of the real property tax bills for each Property for the current tax year which have been furnished or made available to the Operating Partnership are true and correct copies of all of the real property tax bills for such tax year actually received by any Holder or such Holder’s agents for the Property. For Federal income tax purposes, each Intermediary Owner or Property Owner is, and at all times during its existence has been, an S Corporation, partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). Each Intermediary Owner or Property Owner has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it. Except as may be set forth in the Disclosure Schedule, none of the tax returns filed by any Intermediary Owner or Property Owner is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a Property or an Intermediary Owner or Property Owner. Each Intermediary Owner and Property Owner (other than Thomas SPE Corp. with respect to 2121 Market Street) qualifies, and has qualified during its entire existence, as a partnership, as a disregarded entity, or as an S Corporation for federal income tax purposes, and not as a corporation (other than an S Corporation), an association taxable as a corporation, or a publicly traded partnership. No Intermediary Owner or Property Owner (other than Thomas SPE Corp) has elected (or will elect prior to Closing) to be treated as an association taxable as a corporation for federal income tax purposes under Treasury regulations section 301.7701-3.

(l) Litigation. Except as set forth in the Disclosure Schedule, and except for Actions covered by the policies of insurance described in clause (bb) below, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to Contributors’ Knowledge, overtly threatened, affecting all or any portion of the Contributors’ Participating Interests, any Property Interests, any Intermediary Owner or Property Owner or the Contributors’ ability to consummate the transactions contemplated hereby, or which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or seeks restraint, prohibition, damages or other relief in connection with this Agreement or any other material agreement or instrument to which the Intermediary Owners or Property Owners are a party or by which they are bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could reasonably be expected to have a Material Adverse Effect on the business, financial position or results of operations of the Intermediary Owners, Property Owners, Participating Properties, the Operating Partnership or the Company, (c) could reasonably be expected to create a Lien on any Participating Property, or any part thereof or any interest therein, or (d) could reasonably be expected to otherwise materially adversely affect any Participating Property, or any part thereof or any interest therein or the use, operation, condition or occupancy thereof. No outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration exists against or affecting all or any portion of its Participating Interests, Property Interests (if any), or any Intermediary Owner or Property Owner which in any such case would impair a Contributor’s ability to enter into and perform all of its obligations under this Agreement or would have a Material Adverse Effect.

(m) NASD Affiliation. Each Contributor represents severally that neither it nor any Affiliate of such Contributor is a member, Affiliate of a member or person associated with a member of the National Association of Securities Dealers, Inc. (“NASD”). Such Contributor further represents severally that neither it nor any of its Affiliates owns any stock or other securities of any NASD member not purchased in the open market, or has made any outstanding subordinated loans to a NASD member. (A company or natural person is presumed to control a member of the NASD and is therefore presumed to constitute an Affiliate of such member if the Company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the NASD and is therefore presumed to constitute an Affiliate of such a member if such person has the power to direct or cause the direction of the management or policies of such member.)

(n) Compliance With Laws. In connection with the operation of the Properties, to the Contributors’ Knowledge, except as set forth in the Disclosure Schedule or in the Prospectus, the Properties have been maintained and on the date hereof are, and as of the Closing Date will be, maintained and substantially comply in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire and safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, foreign, statutory or common, and neither the Contributors nor, to the Contributors’ Knowledge, any third party have been informed in writing of any material violation of any such laws, rules or regulations, or that any investigation has been commenced or is contemplated respecting any such possible violation. Compliance with Environmental Laws is not addressed by this clause (n), but rather solely by clause (r).

(o) Eminent Domain. There is no existing or, to the Contributors’ Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect all or any portion of the Properties in any material respect.

(p) Licenses and Permits. To Contributors’ Knowledge, except as set forth in the Disclosure Schedule, all notices, licenses, permits, certificates (including certificates of occupancy), rights, privileges, franchises and authority required in connection with the construction, use, occupancy, management, leasing and operation of the Properties have been obtained, are in full force and effect, are in good standing and (to the extent required pursuant to the transactions contemplated hereby) are assignable to the Operating Partnership, except for those licenses, permits and certificates, the failure of which to obtain or maintain in good standing or be assignable, would not have a material adverse effect on any Property. To the Contributors’ Knowledge, neither the Contributors, nor the Intermediary Owners, nor any Property Owner, nor any other third party has taken any action that would (or failed to take any action the omission of which would) result in the revocation, suspension or termination of such notices, licenses, permits, certificates (including certificates of occupancy), rights, privileges, franchises and authority that would have a material adverse effect on any Property, nor has any of them received any written notice of violation from any Governmental Entity or written notice of the intention of any entity to revoke any of them, that in each case has not been cured or otherwise resolved to the satisfaction of-such Governmental Entity.

(q) Real Property.

(1) None of the Contributors, the Intermediary Owners, nor, to Contributors’ Knowledge, except as set forth in the Disclosure Schedule, any other party to any material agreement affecting the Properties, has given or received any notice of any uncured default with respect to any material agreement affecting the Properties which would have a material adverse effect on one or more Properties, and, no event has occurred or, to the Contributors’ Knowledge, is threatened, which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any Property, except for Permitted Liens. For purposes of this clause (q), the term “material agreement” shall be defined with reference to the Property to which such agreement relates, and shall include, without limitation, participation agreements, development agreements, reciprocal easement agreements and any agreement which is not terminable by the Operating Partnership upon 30 days prior written notice without payment of a fee or penalty, and which is for a contract amount greater than $100,000 per annum. To the Contributors’ Knowledge, such agreements are valid and binding and in full force and effect, have not been materially amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership, except for such amendments, modifications and supplements delivered or made available to the Operating Partnership.

(2) To Contributors’ Knowledge, except as set forth in the Disclosure Schedule or in the Prospectus, the Property Owner that owns fee title to an underlying Property as described in the Preliminary Title Reports has insurable fee simple title to such Property.

(r) Environmental Compliance.

(1) To the Contributors’ Knowledge, except as may be disclosed in the Disclosure Schedule or the environmental reports listed therein (the “Environmental Reports”) (true and correct copies of which have been made available to the Operating Partnership), the Properties are currently in compliance with all Environmental Laws and Environmental Permits. The Contributors have not received any written notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental

Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. To the Contributors’ Knowledge, no investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the Properties is pending or has been overtly threatened by any Governmental Entity or any third party. To Contributors’ Knowledge, except as may be disclosed in the Disclosure Schedule or the Environmental Reports, no environmental conditions exist at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any material claim, liability or obligation under any Environmental Laws or Environmental Permit or any material claim by any third party.

(2) To the Contributors’ Knowledge, except as may be disclosed in the Disclosure Schedule or the Environmental Reports, (i) there is not presently, nor has there ever been any underground storage tanks, PCB-containing equipment, asbestos containing materials, lead based paints, or dry cleaning facilities situated in, on, under, upon or affecting any of the Properties, (ii) there is not presently, nor has there ever been any Release of any reportable quantities of Hazardous Materials at the Properties in violation of any Environmental Laws or Environmental Permits, and (iii) the Property Owners have not stored, transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Materials from any or to any of the Properties or any portion thereof except in compliance with all Environmental Laws.

(s) Trademarks and Tradenames; Proprietary Rights.

(1) There are no actions or other judicial or administrative proceedings involving any Contributor, any Intermediary Owner or Property Owner, or the Properties pending, or to Contributors’ Knowledge, threatened, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the “Proprietary Rights”). There are no patents or patent applications relating to the operations of the Properties as conducted prior to the Closing.

(2) Except as would not have a Material Adverse Effect, each applicable Contributor has the right and authority to use the Proprietary Rights necessary in connection with the operation of the Properties in the manner in which it is currently used, and to convey such right and authority to the Operating Partnership at the Closing. To Contributors’ Knowledge, the current use of the Proprietary Rights does not conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person.

(t) Condition of Property. To Contributors’ Knowledge, except as set forth in the property condition assessment reports and other similar reports prepared for the Properties and made available to the Operating Partnership in connection with the Formation Transactions, including those listed in the Disclosure Schedule (collectively, the “Property Reports”), there is no material defect in the structural condition of any Property, the roof thereon, the improvements thereon, the structural elements thereof and the mechanical systems thereon (including, without limitation, all HVAC, plumbing, electrical, elevator, security, utility, sprinkler and safety systems), nor any material damage from casualty or other cause, nor any soil condition of any Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as part of its scheduled annual maintenance and improvement program. To Contributors’ Knowledge, except as set forth in the Preliminary Title Reports or the Property Reports, as of the date hereof, or may be disclosed in the Title Policies as of the Closing, there have been no alterations to the exteriors of any of the buildings or other improvements on any Property that would render any surveys or plans provided to the Operating Partnership in connection with the Formation Transactions materially inaccurate or otherwise reflect a material deficiency in title to such improvements.

(u) Leases. With respect to each Participating Property, the information regarding the leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants referenced under the captions “Business and Properties – Tenant Diversification” and “Business and Properties – Existing Property Portfolio” in the Prospectus (the “Leases”) is accurate in all material respects and the information regarding the expiration dates of the Leases included under the caption “Business and Properties-Lease Expirations” is accurate in all material respects. The Property Owner that owns fee or leasehold title to the underlying Participating Property (the “Holder”) holds the lessor’s interest under such Leases; a true and complete copy of all such Leases have been made available to the Operating Partnership; to Contributors’ Knowledge, such Leases are in full force and effect, except as indicated otherwise in the Disclosure Schedule, the Prospectus or in any estoppel certificate made available or delivered to the Operating Partnership prior to the Closing (“Estoppel”); the Holder, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to Contributors’ Knowledge, except as set forth in the Disclosure Schedule or any Estoppel, no tenant is in default under any Lease except to the extent such default would not have a Material Adverse Effect; fixed rent and additional rent are being billed to the tenants in accordance with the Leases, as applicable; no tenant is entitled to “free” rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent except as set forth in the Lease with such tenant or in such Tenant’s Estoppel and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in the Disclosure Schedule, the Prospectus or in any Estoppel; the Holder has received no written notice that any tenant under any such Lease contests its pro rata share of tax increases as required by its Lease or that any tenant contests any rent, escalation or other charges billed to it, except as set forth in the Disclosure Schedule, the Prospectus or in any Estoppel; no assignment of the Property Owner’s rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage or mezzanine indebtedness; and, except as set forth in the Disclosure Schedule, the Prospectus or in any Estoppel, with respect to any Leases entered into by such Holder, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To the Contributors’ Knowledge, except as set forth in the Disclosure Schedule, the Prospectus or in any Estoppel, all material obligations of the lessors under the Leases that have accrued to the date hereof have been performed or satisfied. To Contributors’ Knowledge, except as set forth in the Disclosure Schedule, the Prospectus or in any Estoppel, no tenants under any of the Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. To Contributors’ Knowledge, the Disclosure Schedule lists all material leasing or brokerage agreements between each Property Owner and any third party broker pursuant to which a Property Owner has or will have liability for unpaid leasing commissions in connection with the Leases, and each Property Owner has performed or satisfied all material obligations as the owner of its Property owed through the date hereof under each applicable leasing or brokerage agreement.

(v) Tangible Personal Property. The Holders own or lease all of the tangible personal property constituting “Fixtures and Personal Property” (as defined below) which are used in and, individually or in the aggregate with other such property, is material to the operation of any of the Participating Properties. “Fixtures and Personal Property” shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property located on the Participating Properties and used in connection with the operation or maintenance of the Participating Properties; excluding, however, all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property owned by tenants, subtenants, guests, invitees, employees, easement holders, service contractors and other Persons (other than Thomas or his Affiliates) who own any such property located on the Participating Properties. To the Contributors’ Knowledge, except as set forth in the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all Liens, other than Liens pursuant to the agreements pursuant to which such Fixtures and Personal Property are leased and other than Liens and security interests under any Existing Loans or under any equipment and capital improvement leases that would not have a Material Adverse Effect.

(w) Employees and Contracts. Except as set forth in the Disclosure Schedule, (i) there are no employees of any Intermediary Owner or Property Owner as of the date hereof, nor (ii) service or maintenance contracts affecting any Participating Property which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum; true and correct copies of the service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any Participating Property (the “Service Contracts”) have been made available to the Operating Partnership and the same are in full force and effect and have not been modified or amended except in the ordinary course of the applicable Intermediary Owner’s business. To Contributors’ Knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect. To Contributors’ Knowledge, there are no union contracts or similar agreements between TDPLP and the employees of TDPLP. No other Entity has any employees. Listed on the Disclosure Schedule are the employment agreements entered into as of             , 2004 by and between the Operating Partnership and each of the four (4) senior executives listed thereon (the “Senior Executives Employment Agreements”). Also listed on the Disclosure Schedule are the existing employment agreements between TDPLP and other existing executives of TDPLP which are in existence as of the date hereof (“Existing Employment Agreements”). The Senior Executives Employment Agreements supersede and replace any prior oral or written employment agreements between TDPLP and any of the four senior executives. Concurrently with the Closing, the Existing Employment Agreements between TDPLP and the other executives shall be assumed by the Operating Partnership (or by the Operating Partnership and the Company on a joint basis), so that from and after the date of the Closing all obligations to the employees under such Existing Employment Agreements listed on the Disclosure Schedule shall be assumed and performed by the Operating Partnership and TDPLP shall have no further obligations thereunder. Any employment agreements between any Entity and any employee that is not disclosed on the Disclosure Schedule shall be terminated in writing as of the Closing and all obligations under such employment agreements shall have been satisfied as of such date. The Operating Partnership or the Company may elect to employ any of the existing employees of TDPLP on such terms and conditions as are mutually acceptable to such employee and TDPLP. Other than as agreed to in the Senior Executive Employment Agreements or the Existing Employment Agreements, no employee is entitled to receive annual compensation (including bonus) from any Entity or the Operating Partnership in excess of $100,000.

(x) Existing Loans. The Disclosure Schedule and/or Preliminary Title Reports list all secured loans presently encumbering the Participating Properties or any direct or indirect interest in any Property Owner or Intermediary Owner, and any unsecured loans to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing, as of the date hereof (the “Existing Loans”), the approximate outstanding aggregate principal balance of which is approximately $             as of the date hereof based on the calculation of the loans listed on the Disclosure Schedule. To Contributors’ Knowledge, the Existing Loans and the documents entered into in connection therewith (collectively, the “Loan Documents”) are in full force and effect as of the date hereof. No event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect and no default under any of the Loan Documents will occur as a result of the Formation Transactions. True and correct copies of the existing Loan Documents have been made available to the Operating Partnership. Except for (i) the indebtedness, obligations or liabilities set forth on the Disclosure Schedule or described in the Preliminary Title Reports, (ii) any trade debt incurred by a Property Owner in the ordinary course of business and not more than [30] days delinquent or (iii) indebtedness, obligations or liabilities reflected on the financial statements included in the Prospectus, including the notes thereto, (A) the Property Owners and Intermediary Owners shall not have any indebtedness or other financial obligation or liability of the type required to be reflected as a liability on a balance sheet prepared in accordance with generally accepted accounting principals on the Closing Date under this Agreement and (B) there shall be no indebtedness secured by the Participating Properties.

(y) Real Property Taxes: Zoning. The Intermediary Owners have not received any notification of any material new or increased general or special tax assessments for any of the Participating Properties except as may be disclosed in the Preliminary Title Reports, as of the date hereof, or as may be disclosed in the Title Policies as of the Closing. Except as set forth in the Disclosure Schedule, each of the Participating Properties is assessed for real property tax through one tax bill and each Participating Property is comprised of one or more independent tax lots. The Contributors have not received any written notice (which remains uncured) from any governmental authority stating that any of the Participating Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the parties acknowledge that the assessed value of the Participating Properties located in California for purposes of California real property tax liability will be adjusted to fair market value as a result of the consummation of the Formation Transactions.

(z) No Agreements. Except as set forth in the Organizational Documents or the Disclosure Schedule, and except for the Assumed Agreements, no Participating Property is

subject to any outstanding agreement of sale or ground lease, option to purchase or other right of any third party to acquire any interest (other than under the leases with tenants at each Property entered into in the ordinary course of business) therein.

(aa) Insurance. Each Holder currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to its Participating Property in customary amounts for projects similar to the Participating Properties in the markets in which such Properties are located, and in all cases in compliance with the existing financing arrangements. To Contributors’ Knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to Contributors’ Knowledge threatened with respect thereto.

(bb) Warranties and Guaranties. The Intermediary Owners and Property Owners shall not before Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Participating Properties or any part thereof, except in the ordinary course of business or with the prior written consent of the Operating Partnership which consent shall not be unreasonably withheld or delayed.

(cc) Insurance. All of the Intermediary Owners’ and Property Owners’ insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Property Owners on or before the due date therefor. The Property Owners shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the Intermediary Owners’ and Property Owners’ insurance policies prior to the Closing Date unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Intermediary Owners and Property Owners shall name the Operating Partnership as an additional insured on each of the Intermediary Owners’ and Property Owners’ insurance policies.

(dd) Labor Disputes and Pensions. The Intermediary Owners and Property Owners currently have no labor disputes pending or, threatened as to the operation or maintenance of any Participating Property or any part thereof. The Operating Partnership will not be obligated to give or pay any amount to any employee of the Contributors or any Entity and the Operating Partnership shall not have any liability under any pension or profit sharing plan that the Intermediary Owners and Property Owners have established with respect to the Participating Properties or their or its employees other than as part of the Formation Transactions.

(ee) Financial Statements. To the Contributors’ Knowledge, except as otherwise disclosed in writing to the Operating Partnership, the financial statements included in the Prospectus fairly present the financial position of the Property Owners and the results of the operations of the Participating Properties, as the case may be, for the periods indicated and such financial information is prepared based on information provided by the Property Owners based on books and records maintained by the Property Owners in accordance with the Property Owners’ accounting system. To Contributors’ Knowledge, since December 31, 2003 there has been no material adverse change in the financial condition or in the operations of the Participating Properties.

3.3	Survival of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.4, all representations and warranties contained in this Agreement or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

(b) Notwithstanding anything to the contrary in this Agreement, no Contributor hereto shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties and covenants contained in this Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Section 3.3 and Section 3.4.

(c) Each Contributor hereby agrees promptly to give the Operating Partnership written notice upon obtaining actual knowledge of any information which makes any representation or warranty made by such Contributor hereunder untrue, and in any event to give written notice within five (5) business days of obtaining actual knowledge of such information.

3.4	Indemnification.

(a) Operating Partnership Indemnification. The Operating Partnership shall indemnify and hold harmless each Contributor and its directors, beneficiaries, officers, employees, agents, representatives and Affiliates (each of which is a “Contributor Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Contributor Party in connection with: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement (including, without limitation, any breach of the Power of Attorney as set forth in Article 6 or any failure to pay, perform or discharge any Assumed Liabilities) or in an schedule, exhibit, certificate or affidavit or other documents delivered by the Operating Partnership pursuant to this Agreement, (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement, including without limitation any and all costs associated with the transfers contemplated herein, and (iii) the Intermediary Owners, except in each case for matters arising from the breach by a Contributor of any representation, warranty, covenant or obligation under this Agreement, any Intermediary Organizational Agreement, or any agreement contemplated by this Agreement or from such Contributor’s gross negligence or willful misconduct. The notice and defense requirements set forth in Section 3.4(b)(5) shall apply mutatis mutandis to this Section 3.4; provided, however, that if the Operating Partnership is required to retain counsel, any such counsel shall be selected by the Operating Partnership. Notwithstanding anything to the contrary in this Agreement, this Section 3.4 shall be the sole and exclusive remedy of each Contributor for a breach by the Operating Partnership of any of its representations, warranties and covenants contained in this Agreement, or in any schedule, exhibit, certificate or affidavit delivered by it pursuant hereto. Notwithstanding anything contained herein to the contrary, no Contributor Party shall have the right to receive or recover punitive damages against the Operating Partnership by reason of any breach under or in connection with this Agreement or any schedule, exhibit, certificate or affidavit or any other document delivered by the Operating Partnership pursuant to this Agreement, and each Contributor Party hereby waives any and all right to receive such punitive damages, except with respect to Thomas as permitted by Exhibit “F” attached hereto.

(b) Contributor Indemnification.

(1) Each Contributor shall indemnify and hold harmless the Operating Partnership, the Company, and their Affiliates and each of their respective directors, officers, employees, agents, representatives and Affiliates (each of which is an “OP Party”) from and against any and all Losses asserted against, imposed upon or incurred by the OP Party in connection with or as a result of any breach of a representation, warranty, covenant or obligation of the Contributors contained in this Agreement or in any schedule, exhibit, certificate or affidavit or in any other document delivered by the Contributors pursuant to this Agreement or under any Intermediary Organizational Agreement or any agreement contemplated by this Agreement or from the Contributors’ gross negligence or willful misconduct. The Contributors shall also indemnify and hold harmless the OP Parties from and against any and all Losses asserted against, imposed upon or incurred by the OP Parties in connection with or as a result of: (i) all fees and expenses of the Contributors in connection with the transactions contemplated by this Agreement; and (ii) any Excluded Liabilities and any Excluded Assets.

With respect to any claim of an OP Party required to be indemnified by the Contributors pursuant to this Section 3.4, (i) to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributors until all proceeds, if any, to which the Operating Partnership or the OP Party is entitled pursuant to such insurance policy have been exhausted, and (ii) if the OP Party receives insurance proceeds with respect to any Losses paid by the Contributors to or for the benefit of the OP Party, then the OP Party shall reimburse the Contributors in an amount equivalent to such proceeds up to the amount actually expended by the Contributors in connection with such indemnification.

(2) Payment of Indemnification. Each Contributor shall (as provided in Section 3.4(b)(6)) satisfy its obligations hereunder by the prompt delivery or by causing the prompt delivery (paid promptly as and when expenses are incurred) to an OP Party of the Partnership Units (if any) pledged under Section 3.4(b)(3), or at its election, by payment in cash. Any Partnership Units delivered to an OP Party hereunder shall be valued based upon the initial public offering price of the Common Stock. Notwithstanding any provision of this Agreement, no OP Party shall have the right to receive or recover punitive damages against any Contributor by reason of any breach under or in connection with this Agreement or any schedule, exhibit, certificate or affidavit or any other document delivered by such Contributor pursuant to this Agreement, and each OP Party hereby waives any and all right to receive such punitive damages.

(3) Pledge Agreement. Each of the Contributors shall execute a Pledge Agreement (in the form of Exhibit ”G” to this Agreement) (“Pledge Agreement”)

pursuant to which the Contributors’ indemnity contained in this Article 3 shall be secured by a pledge of Partnership Units in an aggregate amount for all Contributors of Ten Million Dollars ($10,000,000), based on the Public Offering price for the Company’s common stock.

(4) Agent for Pledgees.

(i) Each OP Party hereby designates and appoints the Operating Partnership as its agent under the Pledge Agreement, and each OP Party hereby irrevocably authorizes the Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein. together with such other powers as are reasonably incidental thereto. The Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the Indemnified Parties. The Operating Partnership agrees to act as such on the express conditions contained in this clause (b)(4). The provisions of this clause (b)(4) are solely for the benefit of the Operating Partnership and the OP Parties and no Contributor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall act solely as an administrative representative of the OP Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the OP Parties, by or through its agents or employees.

(ii) The Operating Partnership shall have no duties, obligations or responsibilities to the OP Parties except those expressly set forth in this clause (b)(4) or in the Pledge Agreement. Neither the Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any OP Party for any action taken or omitted by them under this clause (b)(4) or under the Pledge Agreement, or in connection with this clause (b)(4) or the Pledge Agreement, except that the Operating Partnership shall be obligated on the terms set forth in this clause (b)(4) for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but the Operating Partnership shall not be responsible to any OP Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the Collateral or the transactions contemplated thereby. The Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(iii) The Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this clause (b)(4) and the Pledge Agreement and its duties under this clause (b)(4) or the Pledge Agreement, upon advice of counsel selected by it. The Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Operating Partnership in its sole discretion.

(iv) Each OP Party shall, jointly and severally, reimburse and indemnify the Operating Partnership and its directors, officers, employees and agents for any damage, expense, loss, cost, claim or liability which may be imposed on, incurred by, or asserted against the Operating Partnership or such other persons in any way relating to or arising out of this clause (b)(4) or the Pledge Agreement or any action taken or omitted by the Operating Partnership or such other persons under this clause (b)(4) or the Pledge Agreement. The obligations of the OP Parties under this clause (b)(4)(iv) shall survive the termination of this Agreement and the Pledge Agreement.

(5) Notice and Defense of Claims. As soon as reasonably practicable after receipt by an OP Party of a notice of any liability or claim incurred by or asserted against the OP Party that is subject to indemnification under this Section 3.4, the OP Party shall give notice thereof to the Contributors, including liabilities or claims to be applied against the indemnification deductible amount established pursuant to Section 3.4(b)(6). The OP Party may, at its option, demand indemnity under this Section 3.4 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the OP Party shall in good faith determine that such claim is not frivolous and that the OP Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The OP Party shall permit the Contributors, at the Contributors’ expense, to assume the defense of any such claim by counsel selected by the Contributors and reasonably satisfactory to such OP Party, and the Contributors may settle or otherwise dispose of the same; provided, however, that such OP Party may at all times participate in such defense at its own expense, which shall not be reimbursed by the Contributors, and provided further, however, that Contributors shall not, in defense of any such claim, except with the prior written consent of the OP Party in its sole discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the OP Party and its Affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which is paid in full by the Contributors. If the Contributors shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the OP Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributors at the Contributors’ sole cost and expense; provided, however, that the Contributors will not be obligated to indemnify the OP Parties for any compromise or settlement entered into without the Contributors’ prior written consent, which consent shall not be unreasonably withheld.

(6) Limitations on and Deductible for Indemnification Under Section 3.4(b).

(i) Notwithstanding anything contained herein to the contrary, no Contributor shall be liable to make any payment under this Section 3.4(b) (other than a payment required under the last sentence of the first paragraph of Section 3.4(b)(1)) unless and until the total amount recoverable by the OP Parties under this Section 3.4(b) from one or more Contributors exceeds an aggregate deductible amount of $1,000,000 on a cumulative basis from the date hereof until the end of the applicable indemnification period; provided, however, that claims for Losses arising out of a breach of a representation or warranty contained in

Sections 3.2(a), (b), (f), (g) and (i) shall not be subject to such deductible amount but shall be recoverable from the first dollar of Losses; and provided, further, that once the total amount recoverable by the OP Parties under this Section 3.4(b) exceeds the deductible amount of $1,000,000 in the aggregate as to all of the Contributors, the Contributors’ obligations under this Section 3.4(b) shall be for the amount of such Losses to the extent they exceed such deductible, subject to the limitations under clause (ii) below.

(ii) Notwithstanding anything contained herein to the contrary, no Contributor shall be liable or obligated to make further payments under this Article 3 (other than with respect to an indemnity provided for in the last sentence of the first paragraph of Section 3.4(b)(1)) to the extent such payments by all Contributors in the aggregate would exceed the value of the Partnership Units pledged under the Pledge Agreement. Notwithstanding anything contained herein to the contrary, the OP Parties shall look solely to the pledged Partnership Units for indemnification under this Article 3 and the exercise of such remedies under the Pledge Agreement shall be the exclusive remedies of the OP Parties against any Contributor. At its election, a Contributor may make any payments due by it under this Article 3 in cash to avoid the OP Parties foreclosing on the pledged Partnership Units under the Pledge Agreement.

(7) Limitation Period. Notwithstanding the foregoing, any claim for indemnification under Section 3.4(b) must be asserted in writing by the OP Party, stating the nature of the Losses and the basis for indemnification therefor:

(i) Within one year after the Closing in the case of a claim under this Section 3.4 based upon a breach of the representations, and warranties of a Contributor set forth in Sections 3.2 (e), (f), (g), (k), (l), and (n) through (bb); and

(ii) Prior to the expiration of the applicable statutes of limitations in the case of a claim under this Section 3.4 based upon a breach of the representations and warranties of a Contributor set forth in Sections 3.2(a), (b), (c), (d), (h), (i), (j), and (m) or based upon any Excluded Liabilities or Excluded Assets or any covenant that expressly survives the Closing.

(c) If so asserted in writing within one year after the Closing or prior to the expiration of the applicable statute of limitations, as applicable, such claims for indemnification shall survive until resolved by mutual agreement between each Contributor and the OP Party or by arbitration under Section 7.1. Any claim for indemnification not so asserted in writing within one year after the Closing or prior to the expiration of the applicable statute of limitations, as applicable, shall not thereafter be asserted and shall forever be waived.

3.5	Gross Negligence; Willful Misconduct.

Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless any Contributor from (i) any Losses arising as a direct result of such Contributor’s breach of this Agreement, gross negligence, willful misconduct or fraud or (ii) any Losses arising as a result of the operation of the business to be conducted by the Operating Partnership or the ownership and operation of the Properties, outside of the ordinary course of Contributors’ business prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, no Contributor shall have any obligation under this Agreement to indemnify or hold harmless the Operating Partnership from (i) any Losses arising as a direct result of the Operating Partnership’s breach of this Agreement, gross negligence, willful misconduct or fraud or (ii) any Losses arising as a result of the operation of the business to be conducted by the Operating Partnership or the ownership and operation of the Properties after the Closing Date.

4.	COVENANTS OF CONTRIBUTORS

4.1	Covenants.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, unless approved by the general partner of the Operating Partnership no Contributor shall:

(1) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Participating Properties or the Participating Interests; or

(2) Except as otherwise disclosed in the Disclosure Schedule or Prospectus, mortgage, pledge or encumber (or permit to become encumbered) all or any portion of the Participating Properties or its Participating Interests.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, each Contributor, shall to the extent within his or its control, conduct the Intermediary Owner’s business in the ordinary course of business, consistent with past practice, and shall, to the extent within his or its control, not permit any Intermediary Owner, without the prior written consent of the Operating Partnership, to:

(1) Enter into any material transaction not in the ordinary course of business with respect to the Intermediary Owner;

(2) Sell, transfer or dispose of, or cause the sale, transfer or disposition of(or agree to do any of the foregoing) any assets of such Intermediary Owner, except in the ordinary course of business consistent with past practice;

(3) Except as otherwise disclosed in the Disclosure Schedule or Prospectus, mortgage, pledge or encumber (or permit to become encumbered) any assets of such Intermediary Owner, except (A) liens for taxes not due, (B) purchase money security interests in the ordinary course of such Intermediary Owner’s business, and (C) mechanics’ liens being disputed by such Intermediary Owner in good faith and by appropriate proceeding in the ordinary course of such Intermediary Owner’s business (provided such mechanics liens are released from the Participating Property prior to or on the Closing Date at no cost to the Operating Partnership);

(4) Amend, modify or terminate any lease, contract or other instruments relating to the Participating Interests or the Participating Properties to which such

Intermediary Owner is a party, except in the ordinary course of the Intermediary Owner’s business consistent with past practice;

(5) Cause or permit any Intermediary Owner to change the existing use of any Property;

(6) Cause or permit any Intermediary Owner to enter into any new lease or terminate any existing Lease except in the ordinary course of the Intermediary Owner’s business consistent with past practice;

(7) Cause or take any action that would render any of the representations or warranties regarding the Participating Properties as set forth herein untrue in any material respect;

(8) Terminate or amend any existing insurance policies affecting the Participating Properties that results in a material reduction in insurance coverage for one or more Participating Properties;

(9) Knowingly cause or permit the Intermediary Owner to violate or fail to use commercially reasonable efforts to cure any violation of any applicable laws;

(10) Materially alter the manner of keeping such Intermediary Owner’s books, accounts or records or the accounting practices therein reflected; or

(11) Make any distribution to its partners, except in the ordinary course of business consistent with past practices or as disclosed in the financial statements or pro forma financial statements included in the Prospectus.

(c) From the date hereof and subsequent to the Closing, each Contributor agrees to provide the Operating Partnership with such tax information relating to the Participating Interests as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns.

(d) Notwithstanding anything to the contrary contained herein, any failure by any Contributor to comply with or fulfill the covenants contained in this Section 4.1 shall not constitute an indemnifiable claim under Section 3.4, but shall constitute an unfulfilled condition precedent pursuant to Section 2.1(b), provided such failure is identified to or otherwise becomes known to the Operating Partnership prior to Closing.

4.2	Tax Covenants.

(a) Each Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Participating Interests as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. The Operating Partnership shall promptly notify the applicable Contributor in writing upon receipt by the Operating Partnership or any of its Affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the

Intermediary Owners and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its Affiliates, in each case which may affect the liabilities for taxes of such Contributor with respect to any tax period ending on or before the Closing Date. Each Contributor shall promptly notify the Operating Partnership in writing upon receipt by such Contributor of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Intermediary Owners. Each of the Operating Partnership, and each Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that such Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which such Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor any Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld. Each Contributor and the Operating Partnership shall retain all tax returns. schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(b) With respect to each Participating Property that is contributed to the Operating Partnership pursuant to this Agreement, the Operating Partnership and each Contributor agrees that the Operating Partnership shall use the “traditional method”, as described in Regulations Section 1.704-3(b), to make allocations of taxable income and loss among the partners of the Operating Partnership.

5.	RELEASES AND WAIVERS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing and the corresponding Contributor’s receipt of the Total Consideration.

5.1	General Release of Operating Partnership.

As of the Closing, each Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership’s direct and indirect subsidiaries, directly and indirectly controlled Affiliates, partners (including the Company), agents, attorneys, successors and assigns of and from, any and all obligations, charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, “Contributor Claims”), known or unknown, suspected or unsuspected, arising out of or relating to any Intermediary Owner Agreement, the Intermediary Owners, the Participating Properties or any other matter which exists at the Closing, except for Contributor Claims arising from the Assumed Liabilities or from the breach of any representation, warranty, covenant or obligation by the Operating Partnership under this

Agreement (including, without limitation, Section 1.12), any agreement contemplated hereby or the governing documents of the Operating Partnership and the Company.

5.2	General Release of Contributors.

As of the Closing, the Operating Partnership (on behalf of itself and the Company) irrevocably waives, releases and forever discharges each Contributor and each Contributor’s agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, “Operating Partnership Claims”), known or unknown, suspected or unsuspected, arising out of or relating to any Intermediary Owner Agreement, the Properties or any other matter which exists at the Closing, except for Operating Partnership Claims arising from any Excluded Liabilities or Excluded Assets or from the breach of any representation, warranty, covenant or obligation by any Contributor under this Agreement, any agreement contemplated hereby, any agreement pursuant to which such Contributor guarantees debt of the Operating Partnership or its Affiliates or the governing documents of the Operating Partnership and the Company or under any Intermediary Organizational Documents or from Contributor’s gross negligence or willful misconduct.

5.3	Waiver of Section 1542 Protections.

As of the Closing, each Contributor and the Operating Partnership (on behalf of itself and the Company) expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

(initials)
Operating Partnership		Contributors

5.4	Intermediary Organizational Agreements; Consents and Waivers.

(1) As of the Closing, each Contributor waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any Intermediary Owner Agreement (except to the extent such Contributor retains the Excluded Assets in connection with One Commerce Square and Two Commerce Square) including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of each Intermediary Owner of its Participating Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof. Each Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Intermediary Organizational Agreements or other agreements among one or more holders of such Participating Interests or one or more of the partners of any such Intermediary Owner. With respect to each Intermediary Owner and each Participating Property in which a Participating Interest of such Contributor represents a direct or indirect interest, such Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to (i) facilitate any Conveyance Action (as hereinafter defined) relating to such Intermediary Owner or Participating Property, (ii) cause the Intermediary Owner to have authority to transfer the Participating Interests or Participating Properties to the Operating Partnership, and (iii) allow the Contributors to receive Partnership Units directly from one or more Intermediary Owners if the Intermediary Owners or one or more of the Intermediary Owner’s subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Contributor contributing its Participating Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Intermediary Owner or its subsidiaries on account of Contributors receiving any amount hereunder from such Intermediary Owner or its subsidiaries making such direct transfer; provided that the Operating Partnership shall hold each Contributor harmless (by an agreement in form and substance reasonably acceptable to such Contributor and consistent with the terms of this Section 5.4) for any additional adverse tax consequences to such Contributor or additional costs or liabilities incurred by such Contributor, in each case solely as a result of any Conveyance Action and in excess of those contemplated herein that would have resulted were the transactions consummated pursuant to the contributions contemplated by Sections 1.1 and 1.2. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Intermediary Owner Agreements, which shall remain in full force and effect without modification.

(2) As used herein, the term “Consents” means, with respect to any such Intermediary Owner or Participating Property, any consent necessary or desirable under any Intermediary Owner Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Intermediary Owner to have authority to permit any and all Conveyance Actions relating to such Intermediary Owner or Participating Property or to amend any such Intermediary Owner Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute limited partner or general partner of such Intermediary Owner upon the Operating Partnership’s acquisition of a limited or general Participating Interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to an Intermediary Owner Agreement as may be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such Intermediary Owner following the transfer of interest therein to the Operating Partnership.

(3) As used herein, the term “Waivers” means, with respect to an Intermediary Owner or a Participating Property of which a Participating Interest of such

Contributor represents a direct or indirect interest, the waiving of any and all rights that such Contributor may have with respect to, and (to the extent possible) that any other Person may have with respect to, or that may accrue to such Contributor or other Person upon the occurrence of, a Conveyance Action relating to such Intermediary Owner or Participating Property, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such Intermediary Owner or Participating Property or to sell such Contributor’s or other Person’s direct or indirect interest therein to another partner, rights to sell such Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Intermediary Owner because of such Conveyance Action. Each Contributor further covenants that such Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in an Intermediary Owner or a Participating Property in which a Participating Interest of such Contributor represents a direct or indirect interest.

(4) The Waivers and Consents contained in this Section 5.4 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

6.	POWER OF ATTORNEY

6.1	Grant of Power of Attorney.

Each Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of such Contributor, to act in the name, place and stead of such Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents) relating to the acquisition by the Operating Partnership of the Participating Interests (including, but not limited to the OP Agreement, as it may be amended or revised, any registration rights agreements and any lock-up agreements), to the acquisition of interests in any entity that directly or indirectly owns a certain Participating Property or Participating Interest by Direct Contribution, Merger or Division, and to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby, as fully as could such Contributor if personally present and acting (the “Power of Attorney”). Further, each Contributor hereby grants to Attorney-in-Fact a proxy (the “Proxy”) to vote the Participating Interests on any matter related to the Formation Transactions presented to any of the Intermediary Owner’s partners or members for a vote, including, but not limited to, the transfer of interests in any Intermediary Owner by the other partners.

Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of any Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Each Contributor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized. Each Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

Each Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

The Power of Attorney contained in this Section 6.1 shall expire on the earlier to occur of the fourth anniversary of the Closing or the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Attorney-in-Fact shall not expand Contributor’s covenants, representations or warranties beyond those contemplated by this Agreement and the other documents and agreements contemplated hereby, and the Attorney-in-Fact shall hold each Contributor harmless to the extent of any such expansion.

6.2	Limitation on Liability.

It is understood that the Attorney-in-Fact (but solely in its role as Attorney-in-Fact) assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by the Contributors hereby. Other than as specifically set forth in this Agreement, the Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Participating Interests by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Each Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or its successors or Affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; provided that this provision shall in no way alter or limit any of the obligations of the Operating Partnership (other than in its capacity as Attorney-in-Fact) otherwise set forth in this Agreement. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributors hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

6.3	Ratification; Third Party Reliance.

Each Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto him by such Contributor under this Article 6, and each Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

7.	MISCELLANEOUS

7.1	Dispute Resolution.

The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, other than as specifically noted, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (provided that “Arbitrable Claims” shall not include any claim, dispute or controversy in connection with Section 7.11, an “Arbitrable Claim”), shall be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with the rules and procedures of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Each Arbitrable Claim shall be resolved pursuant to a two-step dispute resolution process involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

(a) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that an Arbitrable Claim exists, the matter shall be referred to the Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(b) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

(c) Costs. The parties shall bear their respective costs incurred in connection with the procedures described in this Section 7.1, except that the parties shall equally share the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing.

(d) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

7.2	Further Assurances.

Each Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby, except that no Contributor shall be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on such Contributor which are not contemplated by this Agreement or reasonably inferable by the terms herein.

7.3	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4	Governing Law.

This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

7.5	Amendment; Waiver.

Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

7.6	Entire Agreement.

This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter.

7.7	Assignability.

This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership may assign its rights and obligations hereunder to an Affiliate.

7.8	Titles.

The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

7.9	Third Party Beneficiary.

No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity, other than the Company.

7.10	Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

7.11	Equitable Remedies.

Each Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Contributor and to enforce specifically the terms and provisions in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity. Notwithstanding the foregoing, this Agreement shall not bar any equitable remedies otherwise available to a Contributor pursuant to the terms and provisions contained in Exhibit “F”.

7.12	Confidentiality.

All press releases or other public communications of any kind relating to the Public Offering or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

7.13	Time Of The Essence.

Time is of the essence with respect to all obligations under this Agreement.

7.14	Reliance.

Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

7.15	Survival.

It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each Contributor and Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby; provided, however, that the representations of each Contributor shall survive only for the period specified in Section 3.4. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

7.16	Notices.

Any notice to be given hereunder by any party to the other shall be given in writing by (a) personal delivery, or (b) registered or certified mail, postage prepaid, return receipt requested, or (c) nationally reputable overnight courier, and shall be deemed communicated as of the date of delivery if delivered personally, by registered or certified mail, or by overnight courier. Notices shall be addressed as set forth below, provided that any party may change the address set forth below by written notice to other parties in accordance with this Section 7.16.

To Thomas and each other Contributor:

515 South Flower Street

Sixth Floor

Los Angeles, California 90071

with a copy to:

Gilchrist & Rutter

Professional Corporation

1299 Ocean Avenue, Suite 900

Santa Monica, CA 90401

Attn: Paul S. Rutter, Esq.

To the Operating Partnership:

Thomas Properties Group, L.P.

515 South Flower Street

Sixth Floor

Los Angeles, California 90071

Attn: James A. Thomas

with a copy to:

Jones Day

2727 North Harwood St.

Dallas, Texas 75201

Attn: David J. Lowery, Esq.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“OPERATING PARTNERSHIP” THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

By:	THOMAS PROPERTIES GROUP, INC.,
a Delaware corporation Its General Partner

By:
Name:
Title:

“CONTRIBUTORS”

,
JAMES A. THOMAS Individually and as Trustee of The Lumbee Clan Trust

THOMAS INVESTMENT PARTNERS, LTD. a California limited partnership By: Thomas Partners, Inc. a California corporation Its General Partner
By:
Its:

TDP-COMMERCE SQUARE GEN-PAR, INC. a Delaware corporation
By:
Its:

MAGUIRE THOMAS PARTNERS- COMMERCE SQUARE II, LTD. a California limited partnership By: Thomas Development Partners- Phase II, Inc. a California corporation
By:
Its:

THOMAS PARTNERS, INC. a California corporation
By:
Its:

PHILADELPHIA PLAZA ASSOCIATES a Pennsylvania partnership By: Thomas Partners, Inc. a California corporation Its: General Partner
By:
Its:

By: Maguire Thomas Partners-Philadelphia, Ltd. a California limited partnership By: Thomas Partners, Inc. a California corporation Its: General Partner
By:
Its:

MAGUIRE THOMAS PARTNERS-PHILADELPHIA, LTD. a California limited partnership By: Thomas Partners, Inc. a California corporation Its General Partner
By:
Its:

THOMAS MASTER INVESTMENTS, LLC a California limited liability company By: Thomas Partners, Inc. a California corporation Its Manager
By:
Its:

THOMAS MASTER INVESTMENTS II, LLC a California limited liability company By: Thomas Partners, Inc. a California corporation Its Manager
By:
Its:

THOMAS FAMILY PARTNERSHIP, L.P. a California limited partnership
By:
Its:

The undersigned, being senior executives of the Company, confirm that with respect to each representation and warranty in this Agreement or the exhibits attached hereto, the term “knowledge” includes the actual knowledge, without inquiry, of the undersigned.

John R. Sischo

Randall L. Scott

Thomas S. Ricci

EXHIBIT “A”

CERTAIN DEFINITIONS

“Act” means the Securities Act of 1933, as amended and the rules and regulations in effect thereunder.

“Actions” means all actions, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

“Affiliate” means with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Claims” means claims or disputes (of whatever nature), or Actions pending or, to the Knowledge of such party, threatened that directly or indirectly affect any of the Contributors, any Intermediary Owner or the Participating Properties.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conveyance Action” means, with respect to any Intermediary Owner having a direct or indirect ownership interest in any Participating Property, (i) the transfer, conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is a Contributor hereunder) directly, by Direct Contribution, Merger, Division or otherwise of its direct or indirect interest in such Intermediary Owner or Participating Property to the Operating Partnership or the Company or (ii) the entering into by any such partner or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any person of a direct or indirect interest in such Intermediary Owner or Participating Property, the entering into any agreement with any person that grants to such person the right to purchase a direct or indirect interest in such Intermediary Owner or Participating Property, and the giving of the Consents and Waivers contained in Section 5.4 of this Agreement or consents or waivers similar thereto in form or purpose.

“Disclosure Schedule” means the disclosure schedule attached as Schedule 3.2 to the Agreement.

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“Entity” means each Intermediary Owner and each partnership, limited liability company or other legal entity that is a direct or indirect subsidiary of a Contributor and that directly or indirectly owns any Participating Property.

“Environmental Law” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

“Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

“FIRPTA” means Foreign Investment in Real Estate Property Tax Act.

“Governmental Entity” means any federal, state or local governmental agency having jurisdiction over the party, property or transaction in question.

“Hazardous Material” means any substance:

(i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

(ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or

(iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

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(v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

(vi) radon gas.

“Intermediary Organizational Agreement” means the respective partnership agreement or limited liability company agreement, as applicable, under which each Intermediary Owner was formed (including all amendments or restatements thereto prior to the Closing Date) and any ancillary agreements or side letters between a Contributor and such Intermediary Owner or between the partners or members in such Intermediary Owner that affect the rights, interests or obligations of such Contributor as a partner or member in such Intermediary Owner.

“Knowledge” means, with respect to any representation or warranty in this Agreement or the exhibits attached thereto, the actual knowledge, without inquiry, of the signatory to this Agreement. Knowledge is not intended to suggest that the person knows all of the facts or circumstances necessary to establish that the applicable representation or warranty is true.

“Liens” means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property, but specifically excluding any of the foregoing created by or on behalf of the Operating Partnership or the Company.

“Permitted Liens” means

(a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

(b) Zoning laws and ordinances applicable to the Participating Properties which are not violated by the existing structures or present uses thereof;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(d) non-exclusive easements for public utilities that do not have a material adverse effect upon, or interfere with the use of, the Participating Properties; and

(e) any exceptions contained in the Title Policies.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

3

“Total Consideration” means the value of individual Participating Properties as set forth on Exhibit ”B”, from which the total Partnership Units to be transferred to each Contributor is derived as set forth in Article 1.

4

EXHIBIT “B”

CONTRIBUTORS’ PARTICIPATING INTERESTS AND CONTRIBUTED ASSETS

1. Thomas-             ;

2. Maguire Thomas Partners-Philadelphia, Ltd.-            ;

3. Thomas Investment Partners, Ltd.-             ;

4. TDP- Commerce Square Gen-Par, Inc.             ;

5. Maguire Thomas Partners-Commerce Square II, Ltd.-            ;

6. Thomas Partners, Inc.-             ;

7. Philadelphia Plaza Associates -             ;

8. Thomas Master Investments, LLC-             ;

9. Thomas Master Investments II, LLC-

10. Thomas Family Partnership, L.P.-             .

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EXHIBIT “C”

FORM OF

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, sells and conveys to Thomas Properties Group, L.P., a Maryland limited partnership (the “Operating Partnership”) its entire legal and beneficial right, title and interest in and to                                         ,                                 ,                                      [list each applicable Intermediary Owner], including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each of the foregoing and the right to receive distributions of money, profits and other assets from each of the foregoing, presently existing or hereafter at any time arising or accruing (all of the foregoing collectively the “Participating Interests”), together with all of the undersigned’s right, title, and interest in and to the Assumed Agreements, TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

By the execution and delivery hereof, the Operating Partnership hereby assumes all obligations in respect of the Participating Interests and the Assumed Agreements and agrees to be bound by all of the Organizational Documents of the foregoing entities and by the Assumed Agreements, and Operating Partnership further hereby assumes and agrees to pay, perform and discharge in accordance with their terms all of the Assumed Liabilities, as defined in that certain Contribution Agreement dated as of                                         , 2004 (the “Agreement”) to which the Operating Partnership and the undersigned are parties.

Subject to the terms, conditions and limitations set forth in the Agreement, each of the undersigned hereby affirms the accuracy of all representations and warranties and the satisfaction of all covenants made by the undersigned in the Agreement and if such reaffirmation cannot be made, hereby identifies those representations, warranties and/or covenants with respect to which circumstances have changed.

That real property that is the subject of the Participating Interests is described in Exhibit ”A” attached hereto.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Contribution and Assignment Agreement as of                                     , 200    .

CONTRIBUTOR

,
a

By:	,

a

Its

1

By:

Name:

Title:

“OPERATING PARTNERSHIP”

THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

By:	Thomas Properties Group, Inc., a Delaware corporation Its General Partner

By:

Name:

Title:

2

Exhibit “A”

to Contribution and Assumption Agreement

1

EXHIBIT “D”

FORM OF QUITCLAIM DEED

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

AND MAIL TAX STATEMENTS TO

Attn

TITLE ORDER NO.	ESCROW OR LOAN NO.	AN NO.

QUITCLAIM DEED
[CALIFORNIA]

The undersigned grantor(s) declare(s):

Documentary transfer tax is $ 0.00 –

(            ) computed on full value of property conveyed, or

(                ) computed on full value less value of liens and encumbrances remaining at time of sale.

(            ) Unincorporated area: (            ) City of                                 , and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                 , a                             , does hereby remise, release and forever quitclaim to THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership the real property described on Exhibit ”A” attached hereto located in the County of                                     , State of                             .

Dated:                            , 2004

,
a

By:	,

a

Its

By:

Name:

Title:

1

STATE OF CALIFORNIA }
}	SS.
COUNTY OF }

On                                                  , 2004 before me,                                                      , personally appeared                                                                                        personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

2

Exhibit “A”

to Quitclaim Deed

LEGAL DESCRIPTION

1

EXHIBIT “E”

POWER OF ATTORNEY

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

______________________
______________________
______________________
Attn __________________

SPECIAL POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That I,                     , [on behalf of             , a              (the “Entity”)] the undersigned, hereby make, constitute and appoint Thomas Properties Group, L.P., a Maryland limited partnership (“Attorney-in-Fact”) the [Entity’s][undersigned’s] true and lawful Attorney for the [Entity][undersigned] and in the [Entity’s][undersigned’s] name, place and stead and for the [Entity’s][undersigned’s] use and benefit solely with respect to the following and for no other purpose:

to act in the [Entity’s][undersigned’s] name, place and stead to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any documents) relating to the acquisition by Attorney-in-Fact of the [Entity’s][undersigned’s] Participating Interests (as defined in and in accordance with the terms and conditions of the Contribution Agreement dated as of             , 2004, by and between the Attorney-in-Fact, the [Entity][undersigned] and              (the “Contribution Agreement”)) (including, but not limited to, the OP Agreement (as defined in the Contribution Agreement), as it may be amended or revised, any registration rights agreements and any lock-up agreements), to the acquisition of interests in any entity that directly or indirectly owns a certain Participating Property and/or Participating Interests, or to acquire any Participating Property in each case whether by Direct Contribution, Merger or Division (each as defined in the Contribution Agreement), and to provide information to the Securities and Exchange Commission and others about the transactions contemplated by the Contribution Agreement, as fully as could the undersigned if personally present [and acting on behalf of the Entity].

GIVING AND GRANTING unto such Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done with respect to the foregoing specified transactions as fully to all intents and purposes as the [Entity][undersigned] might or could do if personally present, hereby ratifying all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of these presents.

1

Such Attorney-in-Fact is empowered hereby to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto. Notwithstanding any provision of this Power of Attorney to the contrary, the Power of Attorney only applies to the Formation Transactions contemplated by the Contribution Agreement and shall only be exercised in accordance with the Contribution Agreement, solely for the purpose of carrying out the Closing described in the Contribution Agreement. In no event will this Power of Attorney be useable or used in contravention of the Contribution Agreement or to amend or modify the Contribution Agreement; nor will it be used for any purpose outside those permitted by the Contribution Agreement. This Power of Attorney expires and becomes null and void when the Contribution Agreement expires or becomes null and void.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the [Entity].

When the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Dated ________________________

Signed _______________________

Name ________________________

2

STATE OF CALIFORNIA                 }

                                                    } SS.

COUNTY OF                                     }

On                             , 2004 before me,                     , personally appeared                          personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

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EXHIBIT “F”

SALE LIMITATIONS AND DEBT GUARANTEES

ARTICLE 1

ADDITIONAL DEFINED TERMS

“Disposition” means any sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange, or any swap agreement or other arrangement that transfers all or a portion of the economic consequences associated with the Partnership Units of the Contributor, provided that the following shall not constitute Dispositions: (i) a pledge of all or a portion of the Partnership Units of the Contributor to secure bona fide indebtedness from an institutional lender that does not exceed fifty percent (50%) of the value of the pledged Partnership Units of the Contributor at the time such indebtedness is incurred so long as no foreclosure has occurred; (ii) any pledge of Partnership Units to the Operating Partnership; and (iii) a Permitted Disposition.

“General Partner” means the general partner of the Operating Partnership.

“Guarantee Agreement” means an agreement between the Operating Partnership or a Property Owner, the Contributor or another Guarantee Partner and possibly a lender (or with a lender as a third party beneficiary), pursuant to which the Contributor or such other Guarantee Partner guarantees debt of the Operating Partnership or of such Property Owner, which guarantee may be on a “bottom dollar basis” provided it is on a pari passu basis with the other Guarantee Partners and/or other partners of the Operating Partnership, and which agreement may be in the form of a guarantee or contribution agreement. The initial Guarantee Agreement shall be entered into prior to or contemporaneously with the closing of the Public Offering.

“Guarantee Amount” means an amount specified by each Contributor which is set forth in the Guarantee Agreement for such Contributor, provided the aggregate Guarantee Amount for each Contributor shall not exceed the following applicable amounts:

Thomas-              Dollars ($            );

Maguire Thomas Partners-Philadelphia, Ltd.-             Dollars ($            );

Thomas Investment Partners, Ltd.-             Dollars ($            );

Maguire Thomas Partners-Commerce Square II, Ltd.-             Dollars ($            ); and

Thomas Partners, Inc.-             Dollars ($            );

Thomas Master Investments, LLC-             Dollars ($             )

Thomas Master Investments II, LLC-             Dollars ($             );

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“Guaranteed Debt” means the debt guaranteed by the Contributor or other Guarantee Partner pursuant to a Guarantee Agreement.

“Guarantee Opportunity” has the meaning set forth in Section 3(a).

“Guarantee Partner” means a person who guarantees debt of the Operating Partnership or of a Property Owner in connection with their contribution to the Operating Partnership in exchange for Partnership Units in the Formation Transactions. Guarantee Partner shall include any successor that assumes or becomes obligated by operation of law or by assumption agreement for the guarantee of debt by the original Guarantee Partner hereunder.

“Partnership Units Sales Restriction” means that, as of the end of the applicable period, aggregate Dispositions by Thomas and each Contributor that is an Affiliate of Thomas of the Partnership Units received by them in the Formation Transactions have not caused the Partnership Units then owned by such Contributors, on an aggregate basis, to be less than fifty percent (50%) of the aggregate number of Partnership Units issued in connection with the Formation Transactions to Thomas and each Contributor that was an Affiliate of Thomas at the time of the Formation Transactions.

“Permitted Disposition” means a Disposition to (i) a member of the immediate family or an Affiliate of the applicable Contributor, (ii) a charitable organization a contribution to which would be deductible pursuant to Section 170 of the Code, (iii) any partnership, limited liability company or trust, the partners, members or beneficiaries, as applicable, of which are exclusively one or more of the Contributor or members of the immediate family or Affiliates of the Contributor and/or a charitable organization a contribution to which would be deductible pursuant to Section 170 of the Code, or (iv) a beneficiary, partner, member or shareholder by the trust, partnership, limited liability company or corporation in which such person owns an interest, provided that any such Disposition shall not involve a Disposition for value (other than the issuance or redemption of an interest in the transferor or a reduction in the transferor’s share of liabilities of the Operating Partnership); provided further that for purposes of the Partnership Units Sales Restriction, the Contributor shall be treated as continuing to own any Partnership Units which were subject to a Permitted Disposition unless and until there has been a Disposition by a permitted transferee, which shall be treated as a Disposition by the Contributor.

“Protected Period” means for each Participating Property and related Entity listed below and for the Guarantee Opportunity, the period commencing on the Closing Date of the Formation Transactions and ending on the fourth (4th) anniversary of the Closing Date of the Formation Transactions (“Initial Period”); provided, however, that if the Operating Partnership or its Affiliates have acquired both 11% Interests in One Commerce Square and in Two Commerce Square by the 4th anniversary of the Closing Date of the Formation Transactions for consideration in cash and/or Partnership Units totaling Four Million Dollars ($4,000,000) or less, in the aggregate, then the Initial Period shall automatically be extended to the ninth (9th) anniversary of the Closing Date of the Formation Transactions. The Protected Period shall be further extended by an additional three (3) years beyond the Initial Period if Thomas and the Contributors that are Affiliates of Thomas have satisfied the Partnership Units Sales Restriction at the expiration of the Initial Period.

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Property

One Commerce Square;

Two Commerce Square;

Entity

Commerce Square Partners-Philadelphia Plaza

Philadelphia Plaza-Phase II

“Qualifying Debt” means indebtedness of the Operating Partnership or a Property Owner that is described in (i), (ii) or (iii) below:

(i) In the case of indebtedness secured by any real property of the Operating Partnership or a Property Owner and not recourse to the assets of the Operating Partnership or the Property Owner, the aggregate amount of all indebtedness secured by such property must not exceed seventy-five percent (75%) of the fair market value (as determined by the Board of Directors of the Company in its reasonable judgment) of such property at the time that the Guarantee Opportunity is first effective. Nonrecourse debt of a subsidiary of the Operating Partnership shall be treated as debt of the Operating Partnership provided the Operating Partnership guarantees such debt and will permit the Contributor to indemnify the Operating Partnership from certain losses associated with such guarantee on terms which are similar to those set forth in the Contributor’s Guarantee Agreement and reasonably acceptable to the Operating Partnership and the Contributor;

(ii) In the case of indebtedness that is recourse to all of the assets of the Operating Partnership or a Property Owner, the indebtedness is at all times the most senior indebtedness recourse to all the assets of the Operating Partnership or such Property Owner (but there shall not be a prohibition against other indebtedness that is pari passu with such indebtedness) and the amount of the indebtedness outstanding is at all times at least equal to one hundred fifty percent (150%) of the aggregate amount of the guarantees provided with respect to such indebtedness; or

(iii) Any other indebtedness approved by Thomas (or his designee or legal representative) in each such Person’s sole and absolute discretion.

In addition, debt which satisfies requirement (i) or (ii) above (but not requirement (iii) above) will not be Qualifying Debt if and when either of the following occurs:

(i) There are other guarantees with respect to the same indebtedness that are prior to (i.e., with less economic risk) the Guarantee Opportunity provided to the Contributor pursuant hereto; or

(ii) There are other guarantees with respect to the same indebtedness that are pari passu with the Guarantee Opportunity provided to the Contributor pursuant hereto, and the amount of all such guarantees (including the Contributor’s guarantee) exceed seventy-five percent (75%) of the fair market value of the real estate which is security for such indebtedness

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measured at the time any such guarantee is first effective (as determined by the Board of Directors of the Company in its reasonable judgment).

Notwithstanding the foregoing, there shall be no prohibition on guarantees of other portions of Qualifying Debt, and the above limitations shall not apply with respect to any guarantee of such debt by the Company, provided the Contributor is offered the opportunity to enter into an agreement with the Company providing that the Contributor will indemnify the Company from certain losses associated with such debt on terms which are similar to those set forth in the Contributor’s Guarantee Agreement with respect to the debt of the Operating Partnership or one or more Property Owners.

ARTICLE 2

SALE RESTRICTION ON PROTECTED PROPERTY

(a) The Operating Partnership agrees for the benefit of Thomas, for the term of the Protected Period, not to directly or indirectly sell, exchange, or otherwise dispose of any of the Participating Properties or in any Entity listed under the definition of Protected Period (or in any Intermediary Owner holding an interest in any such Entity), or any direct or indirect interest therein (including without limitation, by way of merger, sale of assets or otherwise) without the consent of Thomas (or his designee or legal representative) and each Contributor, which consent may be given or withheld in each such Person’s sole and absolute discretion.

(b) Section 2(a) shall not apply to the disposition of any such Participating Property if:

(i) such disposition qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the non-recognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a “partnership” for federal income tax purposes (a “Successor Partnership”)), in each case that does not result in the recognition of any taxable income or gain to the Contributor with respect to the Contributor’s Partnership Units; provided, however, that:

(1) in the event of a disposition of a Participating Property under Section 1031 or Section 1033 of the Code or pursuant to another tax deferred transaction, any property that is acquired in exchange for or as a replacement for such Participating Property shall thereafter be considered that Participating Property for purposes of this Exhibit “F”;

(2) if a Participating Property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Operating Partnership in such entity shall thereafter be considered that Participating Property for purposes of this Exhibit “F”, and if the acquiring entity’s disposition of such Participating Property would cause a Contributor to recognize gain or loss as a result thereof, the transferred Participating Property still shall be considered that Participating Property for purposes of this Exhibit “F”; and

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(3) in the event of a merger or consolidation involving the Operating Partnership and a Successor Partnership, the Successor Partnership shall have agreed in writing for the benefit of each Contributor that all of the restrictions of this Exhibit “F” shall apply with respect to each Participating Property; or

(ii) with respect to each Contributor, a basis adjustment has occurred to adjust the adjusted taxable basis of the Participating Property in the hands of the Operating Partnership to fair market value as a result of a transaction triggering a basis adjustment such that a taxable disposition of such Participating Property by the Operating Partnership and the allocation of taxable gain to the Contributor pursuant to Section 704(c) of the Code would be completely offset by the basis adjustment.

(c) Notwithstanding any other provision of this Exhibit “F”, the rights and remedies of Thomas for a breach or violation of the covenants set forth in Section 2(a) shall include a claim for damages incurred by him (including, without limitation, incidental, consequential, indirect and special damages, lost profits, lost revenues and loss of business, and direct and indirect adverse tax consequences, whether foreseeable or not) against the Operating Partnership or any Successor Partnership. All such damages shall be indemnifiable under Section 3.4 of the Agreement and shall be treated as “Losses” for purposes thereof. Any claim, dispute or controversy arising out of, or in connection with, or in relation to the interpretation, performance or breach of this Exhibit “F” shall be subject to the provisions of Section 7.1 of the Agreement. The Operating Partnership shall have no liability to any other Person besides Thomas under this Article 2.

ARTICLE 3

AVAILABILITY OF GUARANTEES

(a) During the Protected Period, for the benefit of Thomas, the Operating Partnership shall use commercially reasonable efforts to make available to each Contributor the opportunity (a “Guarantee Opportunity”) to make a guarantee of Qualifying Debt of the Operating Partnership or one or more Property Owners pursuant to a Guaranty Agreement in an amount at least equal to the Guarantee Amount for such Contributor; provided that if the Operating Partnership or one or more of the Property Owners, in the sole discretion of the General Partner, has Qualifying Debt after the end of the Protected Period (without any obligation whatsoever on the part of the Operating Partnership or any Property Owner to maintain or have any such Qualifying Debt after the end of the Protected Period), then each Contributor will continue to have the Guaranty Opportunity after the Protected Period to the extent of such Qualifying Debt. Each Contributor may provide its Guarantee Agreement provided such agreement shall not expand such Contributor’s rights hereunder and shall be subject to the reasonable comments and approval of the Operating Partnership. During the Protected Period, if Guaranteed Debt is to be repaid and, immediately after such repayment, the outstanding amount of such Guaranteed Debt would be less than the Guarantee Amount with respect to such Guaranteed Debt, the Operating Partnership shall use commercially reasonable efforts to provide to each Contributor a new Guarantee Opportunity with respect to Qualifying Debt in an amount equal to the Guaranteed Debt being repaid. In the event that the Operating Partnership is required to use commercially reasonable efforts to offer a Guarantee Opportunity pursuant to this Section 3(a), the Operating Partnership will provide each Contributor notice of the type, amount and other relevant attributes

5

of the Qualifying Debt with respect to which the Guarantee Opportunity is offered at least ten (10) business days, to the extent reasonably practicable, but in no event less than five (5) business days prior to the earlier of the closing of the incurrence of such debt and the scheduled repayment of the existing Guaranteed Debt. In the event that the Operating Partnership or a related party repurchases outstanding Guaranteed Debt, whether or not such debt is retired, the repurchase thereof shall be treated as a repayment of the Guaranteed Debt for purposes of this Article 3.

(b) Each Contributor acknowledges that Guarantee Partners other than such Contributor have the right to guarantee debt of the Operating Partnership on terms which are similar to the terms set forth in this Exhibit “F”. The Operating Partnership shall use commercially reasonable efforts to offer each Guarantee Opportunity to the Guarantee Partners (including each Contributor) on a pro rata basis, based on the proportion of each Guarantee Partner’s Guarantee Amount to the aggregate Guarantee Amounts of all Guarantee Partners, unless the Guarantee Partners agree to accept Guarantee Opportunities on other than a pro rata basis.

(c) The Operating Partnership agrees to file its tax returns and to cause each Entity to file its tax returns taking the position that the Guaranteed Debt is allocable to each Contributor guaranteeing such debt for purposes of Section 752 of the Code, absent a determination to the contrary by the Internal Revenue Service. However, the Operating Partnership makes no representation or warranty to a Contributor that any guarantee entered into pursuant to Section 3(a) shall be respected for federal income tax purposes so as to enable such Contributor to be considered to bear the “economic risk of loss” with respect to the indebtedness thereby guaranteed by such Contributor for purposes of either Section 752 or Section 465 of the Code.

(d) Notwithstanding any provision of this Exhibit “F”, the rights and remedies of Thomas for a breach or violation of the covenants set forth in Section 3(a) shall include a claim for damages incurred by him (including, without limitation, incidental, consequential, indirect and special damages, lost profits, lost revenues, and loss of business, and direct and indirect adverse tax consequences, whether foreseeable or not) against the Operating Partnership or any Successor Partnership. All such damages shall be indemnifiable under Section 3.4 of the Agreement and shall be treated as “Losses” for purposes thereof. Any claim dispute or controversy arising out of, or in connection with, or in relation to the interpretation, performance or breach of this Exhibit “F” shall be subject to the provisions of Section 7.1 of the Agreement. The Operating Partnership shall have no liability to any other Person besides Thomas under this Article 3.

(e) The Operating Partnership shall not be obligated to undertake efforts to maintain any level of indebtedness in excess of the amounts specifically required to meet the obligations set forth above in this Article 3.

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ARTICLE 4

CALCULATION OF DAMAGES

The Operating Partnership acknowledges that any breach or violation by it of its obligations under this Exhibit “F” would cause substantial harm to Thomas, and the Operating Partnership agrees that any calculation of damages payable to Thomas based solely on the time value of money would not adequately compensate Thomas for the harm caused by any breach by the Operating Partnership of its obligations pursuant to Articles 2 or 3 and any calculation of damages payable to Thomas shall be made without regard to the time value of money or the time period remaining in the Protected Period at the time of such breach or violation by the Operating Partnership. In addition, for purposes of determining any damages payable by the Operating Partnership or a Successor Partnership to Thomas pursuant to Articles 2 or 3, the tax effect on Thomas of any breach or violation of this Exhibit “F” by the Operating Partnership shall be considered.

ARTICLE 5

ACKNOWLEDGEMENT OF CONTRIBUTOR

Each Contributor acknowledges that none of the Operating Partnership, Thomas, or his heirs, estate or other successors by operation of law shall have any duty or obligation to such Contributor with respect to any decision made or action taken by any of them under this Exhibit “F”, including, without limitation, consenting to any sale, accepting indebtedness as “Qualifying Debt” or any other matter. Each Contributor further acknowledges that it shall not have any claim against any of the Operating Partnership, Thomas or his successors or assigns for any adverse tax consequences suffered by such Contributor as a result of any action taken by Thomas or any of his heirs, estate or other successors by operation of law under this Exhibit “F”.

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EXHIBIT “G”

FORM OF PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), dated                          , 2004, is entered into by and among THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (the “Operating Partnership” or “Pledgee”),             , a              and             , a             (the “Pledgor”).

WHEREAS, the Pledgors are contributing their interests in the Participating Properties to the Operating Partnership in exchange for Partnership Units pursuant to that certain Contribution Agreement dated the date hereof by and among the Operating Partnership, the Pledgors [and][            ] (the “Contribution Agreement”) capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement;

WHEREAS, Thomas Properties Group, Inc., a Delaware corporation (the “Company”) is the sole general partner of the Operating Partnership;

WHEREAS, the Pledgors have made the representations and warranties set forth in Section 3.2 of the Contribution Agreement in favor of the Operating Partnership;

WHEREAS, the Pledgors have agreed to indemnify the Operating Partnership, the Company and their Affiliates and each of their respective directors, officers, employees, agents and representatives (each, an “Indemnified Party”) for certain Losses as set forth in Section 3.4 of the Contribution Agreement (the “Secured Obligations”) and

WHEREAS, in order to secure the full and timely performance of the Secured Obligations, pursuant to the Contribution Agreement each of the Pledgors agreed to pledge and grant to the Pledgee, for the Pledgee’s own benefit and the benefit of each Indemnified Party, a lien and security interest in, to and under a number of Partnership Units having a value of Ten Million Dollars ($10,000,000), based on the price per share of common stock in the Public Offering, as more fully described on Exhibit “B” attached hereto (the “Pledged Units”).

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, whether or not due and payable, each of the Pledgors pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party, a first priority security interest in all of the Pledgor’s right, title and interest in and to the following property (collectively, the “Collateral”):

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(a) the Pledged Units, as more particularly described in Exhibit “A” attached hereto, together with all original certificates, instruments or other documents evidencing the Pledged Units that have been or may be issued to the Pledgor;

(b) any additional partnership interests in the Operating Partnership (“Partnership Interests”) and/or obligations of the Operating Partnership which may at any time hereafter be acquired by any Pledgor in connection with the Pledged Units and the certificates or other instruments or documents evidencing the same;

(c) all rights of Pledgor in and to all cash and non-cash dividends, distributions, other payments, instruments, securities or other assets or property from time to time received or otherwise distributed or paid in respect of any or all of the foregoing; and

(d) all proceeds and profits of any or all of the foregoing.

2. Delivery of Certificates and Instruments. The Pledgors shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Units concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral which this Agreement specifically permits the Pledgors to retain) within ten (10) days after Pledgor’s receipt thereof. All Collateral which is certificated securities shall be, if in registered form, issued in the name of the Pledgee or endorsed to the Pledgee or in blank. The Pledgor shall also deliver to the Pledgee an instrument of transfer or assignment, covering the original certificates, instruments or other documents so delivered to Pledgee that evidence the Pledged Units, which instrument of assignment or transfer shall be duly executed in blank by the Pledgor.

3. Pledgors Remain Liable. Notwithstanding anything herein to the contrary, (a) the applicable Pledgors shall remain liable under the agreements (including, without limitation the OP Agreement) included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Pledgee of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the agreements (including, without limitation, the OP Agreement) included in the Collateral, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto, and (c) the Pledgee shall have no obligation or liability under the agreements (including, without limitation, the OP Agreement) included in the Collateral by reason of this Agreement, nor shall the Pledgee be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

(a) Set forth on Exhibit “B” attached hereto is a complete and accurate list and description of all Pledged Units delivered by such Pledgor and such Pledgor is the sole holder of

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record and sole beneficial owner of the Pledged Units set forth opposite its name free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except for the pledge and security interest created in favor of the Pledgee pursuant to this Agreement. All other Collateral hereafter owned by such Pledgor will be held of record and beneficially owned by such Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except for the pledge and security interest created in favor of the Pledgee pursuant to this Agreement.

(b) With respect to each Pledgor which is an entity, the exact name of such entity, the jurisdiction of its organization, the type of entity, the entity’s organizational identification number, the entity’s federal tax identification number, and the address(es) of the entity’s chief executive office and principal place of business, is set forth in Exhibit ”B”. With respect to each Pledgor which is an individual, the address of its principal residence and its social security number is set forth on Exhibit ”B”. No Pledgor will change any of the foregoing without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address or name or merger or consolidation, each Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.

(c) Such Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral to any person other than the Pledgee.

(d) The Collateral consisting of Partnership Interests are fully paid and are not subject to any options to purchase or similar rights of any kind of any person.

(e) Such Pledgor, if an entity, is a [corporation][limited liability company][limited partnership] duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged.

(f) Such Pledgor has the requisite power and authority and, if an individual, full legal right and capacity, to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Such Pledgor, if an individual living in a community property state, has obtained all consents, approvals or authorizations required under applicable laws relating to the transfer of community property to execute, deliver and perform its obligations under this Agreement.

(g) This Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms.

(h) The execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of any trust agreement, the charter or by-laws of, or any

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securities issued by, such Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which such Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Pledgor pursuant to the provisions of any of the foregoing.

(i) No consent of any other person (including, without limitation, as applicable, stockholders and creditors of such Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of any financing statements required hereunder.

(j) The pledge of the Collateral pursuant to this Agreement creates a valid first priority security interest in such Collateral, which will be perfected upon the consummation of any filings or actions required pursuant to the California Uniform Commercial Code or otherwise.

(k) It will defend the Pledgee’s security interest in the Collateral against the claims and demands of all persons whomsoever.

(1) It will take any and all actions necessary to maintain such Pledgor’s status as a limited partner of the Operating Partnership and the limited liability represented by the Pledged Units.

(m) Such Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral.

(n) At any time and from time to time, upon the written request of Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and delivery, and have recorded, such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of perfecting the security interest granted under this Agreement and obtaining or preserving the full benefits of this Agreement and of the rights, remedies and powers granted hereunder, including (i) filing any financing statements or continuations thereof under the Uniform Commercial Code (or similar laws) in effect in any jurisdiction with respect to the security interest created hereby, (ii) in the case of Collateral that is “investment property” (as such term is defined in the California UCC), taking any action requested by Pledgee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, and (iii) taking all actions required by the applicable Uniform Commercial Code or by any other law of the relevant Uniform Commercial Code jurisdiction, or by any other law as applicable in any foreign jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidence by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Pledgee, duly endorsed in a manner satisfactory to the Pledgee together with any instruments of assignment or transfer satisfactory to the Pledgee, to be held as Collateral pursuant to this Agreement.

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5. Registration. At any time and from time to time the Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

6. Claims; Value of Collateral.

(a) Subject to Section 3.4 of the Contribution Agreement, on or prior to the date which is one year after the Closing (the “Survival Period”), an Indemnified Party may give notice (a “Claim Notice”) to one or more of the Pledgors of any liability or claim incurred by or asserted against the Indemnified Party which is subject to indemnification under Section 3.4 of the Contribution Agreement. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification, the Indemnified Party shall give a Claim Notice thereof to the Pledgors, including liabilities or claims to be applied against the indemnification baskets established pursuant to Section 3.4 of the Contribution Agreement. The Indemnified Party may at its option demand indemnity as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to Pledgors. The Indemnified Party shall permit the Pledgors, at the Pledgors’ option and expense, to assume the defense of any such claim by counsel selected by the Pledgors and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its expense; and provided further, however, that Pledgors shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its Affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which is paid in full by the Pledgors. If the Pledgors shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Pledgors at the Pledgors’ sole cost and expense; provided, however, that the Pledgors will not be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Pledgors’ prior written consent, which consent shall not be unreasonably withheld.

(b) The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of the Pledged Units or other Partnership Interests, an amount equal to the initial public offering price of shares of the Company’s common stock multiplied by the number of shares for which such Collateral is potentially exchangeable; and (ii) for all other Collateral, the fair market value of such Collateral as determined by the Independent Directors of the Company.

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7. Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.

(a) Until Collateral may be applied to satisfy a Secured Obligation hereunder, each Pledgor shall be entitled to exercise, as it shall think fit, but in a manner in the judgment of the Pledgee not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee) execute or cause to be executed from time to time, at the expense of such Pledgor, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and, if such Pledgor is an entity, shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to such Collateral; provided, however, that no vote shall be cast or such other action taken with respect to the Collateral which would (x) impair the Collateral, (y) adversely affect the rights inuring to the Pledgee or the rights and remedies of the Pledgee under this Agreement or the ability of the Pledgee to exercise the same, or (z) otherwise be inconsistent with or result in any violation of any provision of the Contribution Agreement, this Agreement or any other documents ancillary or related thereto.

(b) Until the Independent Directors of the Company reasonably determine that all or part of the Collateral may reasonably be needed to satisfy the outstanding Claims asserted by the Indemnified Parties in one or more Claim Notices, each Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Partnership Interests or other securities, distributions in kind or liquidating distributions) and interest at any time and from time to time paid upon any of such Collateral. Upon a determination that all or any part of the Collateral may reasonably be needed to satisfy such a Claim, the Pledgee, as determined in the sole discretion of the Independent Directors, shall be entitled to receive and retain for its own account or hold in trust for the account of Pledgor until resolution of the Claim, any and all regular cash distributions and interest at any time and from time to time paid upon any of such Collateral.

(c) Notwithstanding anything contained in this Agreement to the contrary, except with the prior consent of the Pledgee, until such time as this Agreement is terminated, no Pledgor shall have the right to exercise any of its redemption rights under [Section 8.6] of the OP Agreement.

8. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Operating Partnership, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder. In case any distribution of Partnership Interests shall be made with respect to the Collateral, or Partnership Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any partnership interests, shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Operating Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Operating Partnership, or

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pursuant to the merger or consolidation of the Operating Partnership with or into another entity, the partnership interests, shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten (10) days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same (other than cash) shall constitute Collateral for all purposes hereof.

9. Pledgors Obligations Not Affected. The obligations of each Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(b) any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations;

(c) the taking or additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d) the lack of enforceability of any of the Secured Obligations against such Pledgor or any other person, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

10. Voting Rights and Certain Payments After Occurrence of Secured Obligation and Certain Other Events.

(a) Upon the application of the Collateral (or any part thereof) to satisfy a Secured Obligation hereunder in accordance with Section 13, all rights of any Pledgor to exercise or refrain from exercising all voting power with respect to such Collateral and to otherwise exercise all ownership rights arising from such Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Collateral. In the event that the Independent Directors of the Company reasonably determine that the outstanding claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such claims, the Pledgor(s) shall no longer be the owner of such Collateral for tax purposes and all rights of any Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the affected Pledgor(s). Upon receipt of any such notice, a Pledgor may submit the matter to arbitration in accordance with the provisions of the Contribution Agreement, and the decision of the arbitrators as to the retention of any such distributions and interest shall be final and binding between the parties and shall be enforceable in any court of competent jurisdiction.

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(b) All payments, distributions or other property or assets which are received by any Pledgor contrary to the provisions of Section 10(a) shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Pledgee.

11. Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, to the payment of the Secured Obligations to which such Collateral is subject (in such order as the Pledgee shall in its sole discretion determine).

12. Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 shall be applied by the Pledgee: first to the payment of the costs and other expenses arising out of such transaction, including reasonable out-of-pocket costs and expenses of the Pledgee and the fees and expenses of its agents and counsel; second to the payment in full of the Secured Obligations; and finally, to the payment to the Pledgor, or his heirs, executives, administrators, successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

13. Remedies With Respect to the Collateral.

(a) At such time that a claim becomes a Secured Obligation, the Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time apply, to receive and transfer ownership of all or any part of Collateral with a Value equal to the amount of the Secured Obligation to Pledgee and/or its nominee, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof. Recourse against the Pledgors is limited to the rights of the Pledgors in any such Collateral that is applied to satisfy a Secured Obligation.

(b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee pursuant to this Agreement.

(c) The remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee existing at law or in equity, subject to the last sentence of subsection (a) above.

14. Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgors of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgors reasonable notice of the occurrence of any events, of which the Pledgee has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgors agreeing to give the Pledgee reasonable notice of the occurrence of any events applicable to

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any securities in the possession of the Pledgee of which the Pledgors have received knowledge), and (iii)(a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken, or (b) if the Pledgee determines that the Pledgors’ requested action might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable notice to the Pledgors that any such requested action will not be taken; provided that if the Pledgors fail to make such timely request after Pledgee’s notice under clause (ii) or to timely modify their request after Pledgee’s notice under clause (iii)(b), the Pledgee shall then take such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation to ascertain the occurrence of, or to notify the Pledgors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Pledgee’s failure to perform its agreements set forth in this Section, the Pledgors release the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgors hereby agree to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands.

15. Power of Attorney. Each Pledgor hereby appoints the Pledgee as such Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Pledgee shall have the right and power (a) upon application of any Collateral to satisfy a Secured Obligation, to receive, endorse and collect all checks and other orders for the payment of money made payable to a Pledgor representing any interest or other distribution payable in respect of such Collateral or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

16. Further Assurances. Each Pledgor shall take such other actions and execute such additional documents as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby, except that no Pledgor shall be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on such Pledgor which are not contemplated by this Agreement or the Contribution Agreement or reasonably inferable by the terms herein or therein.

17. No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee or of any Covered Party in exercising, any of its options, powers, rights or remedies hereunder, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy.

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18. Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Representations Agreement, any of the Secured Obligations or any Grantor Agreement or any other agreement or instrument relating thereto or relating to the Transactions, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Representations Agreement, any Grantor Agreement or any other agreement or instrument or (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement.

19. Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement.

20. Return of Collateral. Upon the termination of the Survival Period, the Pledgors shall be entitled to the return of all of the Collateral and all other cash held as additional Collateral hereunder which have not been used or applied toward the payment of the Secured Obligations, unless claims asserted in one or more Claim Notices pursuant to Section 6(a) remain outstanding, in which case Collateral with a Value equal to the aggregate dollar amount of such claims shall be retained by the Pledgee pursuant to the terms hereof pending resolution of such claims pursuant to Section 6 (such retained Collateral to consist of Collateral delivered by any Pledgor which may be liable for such claims or, if more than one Pledgor may be liable as to any claim, then in proportion to such Pledgors’ potential liability so long as the Pledgee holds sufficient Collateral of each such Pledgor, and otherwise in any proportion). The assignment by the Pledgee to the Pledgors of such Collateral shall be without representation or warranty of any nature whatsoever and wholly without recourse. Notwithstanding the foregoing, the Pledgors’ release of the Pledgee and agreement to hold the Pledgee harmless set forth in the last sentence of Section 14 shall survive any return of Collateral or termination of this Agreement.

21. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

To the Operating Partnership:

Thomas Properties Group, L.P.

515 South Flower Street,

Sixth Floor

Los Angeles, CA 90071

Phone:             213-613-1900

Facsimile:

Attn: President

To any Pledgor:

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at the address set forth in Exhibit ”B”, as the same may be changed by a Pledgor in accordance with Section 4(b).

22. Amendments and Waivers. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

23. Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

24. Submission to Jurisdiction.

(a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California or of the United States of America located in California, and, by execution and delivery of this Agreement, each Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Pledgor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any setoff, counterclaim or cross-claim.

(b) Each Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Pledgor at its address determined pursuant to Section 21 hereof.

(c) Nothing herein shall affect the right of the Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

25. Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an Affiliate (which shall not require any Pledgor’s consent but as to which the Pledgee will give notice to the Pledgors), none of the Pledgors or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgors (if the assignor/transferee is the Pledgee) or of the Pledgee (if the assignor/transferee is any Pledgor), which consent shall not be unreasonably withheld or delayed; provided, however, that no consent of any of the Pledgors is required hereunder for (a) the assignment or transfer by the Operating Partnership of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any person who becomes an Indemnified Party. Upon receipt of such consent (if required under this Section 25), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any

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responsibility with respect to the Collateral so delivered to such assignee/transferee. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.

26. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgors and the Pledgee and their respective heirs, successors and permitted assigns, and all subsequent holders of the Secured Obligations.

27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28. Captions. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

29. Complete Agreement. This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter.

30. Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

31. Financing Statements. The Pledgor authorizes the Pledgee at any time and from time to time to file and/or record financing statements and amendments thereto and continuations thereof and such other filing or recording documents or instruments with respect to the Collateral, in each case without the signature of the Pledgor, in such form and in such filing office(s) as the Pledgee reasonably determines to be appropriate and necessary to perfect its security interests under this Agreement. A photographic, electronic or other true and correct reproduction of this Agreement, following the execution and delivery thereof, shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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IN WITNESS WHEREOF, the Pledgors have duly executed this Agreement, and the Pledgee has caused this Agreement to be duly executed by its officers duly authorized, as of the day and year first above written.

“OPERATING PARTNERSHIP”/ “PLEDGEE” THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership By: THOMAS PROPERTIES GROUP, INC., a Delaware corporation Its General Partner

By:

Name:

Title:

[each Party’s signature is on a separate page]

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“PLEDGOR”

,

a

By:	,

a

Its

By:

Name:

Title:

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EXHIBIT “A”

TO

PLEDGE AGREEMENT

1

EXHIBIT “B”

TO

PLEDGE AGREEMENT

1

EXHIBIT “H”

FORM OF ESTOPPEL CERTIFICATE

                , 2004

Thomas Properties Group, L.P.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Re:	Lease between (“Landlord”) and (“Tenant”) at address of property (the “Property”).

Ladies and Gentlemen:

You have informed us that Thomas Properties Group, L.P., a Maryland limited partnership (the “Operating Partnership”) desires to consolidate the ownership of a portfolio of office and other properties (the “Participating Properties”) located in California, Pennsylvania, Virginia and Texas, including the Property, through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct or indirect interests in the Participating Properties by acquiring direct interests in the Participating Properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the “Property Owners”) which currently own, directly or indirectly, the Participating Properties, or a combination of the foregoing. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Thomas Properties Group, Inc., a Delaware corporation, which Friedman Billings Ramsey and UBS Investment Bank (collectively, “Underwriter”) are underwriting, and as a condition precedent thereto you have required this certification of the undersigned.

The undersigned hereby ratifies the Lease (defined below), certifies and agrees:

1. The lease between Landlord and Tenant dated              is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except as listed on Exhibit “A” attached hereto) and said lease as so assigned, modified, supplemented or amended (the “Lease”) represents the entire agreement between the parties with respect to the premises which are the subject of the Lease (the “Premises”).

2. The Commencement Date (as defined in the Lease) of the Lease was:             ,             .

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3. The expiration date of the Lease is:             , 20      and Tenant has no rights to extend or renew the term of the Lease except as set forth below:                                              ;

4. The rentable square footage of the Premises as set forth in the Lease is:              square feet;

5. The current Basic Rent payable pursuant to the terms of the Lease is $             per month; Tenant is currently paying 2004 monthly estimated share of Operating Expenses and Real Property Taxes (as those terms are defined in the Lease) of $            ; and further, Tenant currently is required to pay the following additional charges in the following amounts:             ;

6. During the term of the Lease, the maximum number of parking passes Landlord is required to provide to Tenant for the Premises currently leased by Tenant is              passes for on-site parking and              passes for off-site parking. Tenant presently is renting              passes for parking on-site and              passes for parking off-site.

7. Tenant has no right or option to expand the Premises, or to lease additional space at the Property[, except as set forth in the Lease];

8. Tenant has no option or right of first refusal, pursuant to the Lease or otherwise, to purchase the Property or any part thereof;

9. Tenant is presently solvent and is not subject of any reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the Premises in accordance with all applicable laws;

10. Any construction allowance or other financial obligation by Landlord to Tenant provided for in the Lease with respect to Tenant’s improvements or otherwise has been paid in full and Landlord has preformed all work and improvements with respect to the Premises required to be performed by Landlord under the Lease;

11. Tenant has no defenses, offsets, claims or counterclaims against the enforcement of the Lease by the Landlord or against Tenant’s obligations under the Lease as of the date hereof;

12. No rental has been paid more than thirty (30) days in advance, and Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease;

13. Tenant has paid [no security deposit] [a security deposit in the amount of $            ] under the Lease;

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14. To Tenant’s knowledge, Landlord is not in default under the Lease and has not committed any violation of the Lease which with the passage of time or giving of notice would constitute a default under the Lease;

15. Tenant has no knowledge of any default by it under the Lease or of any violation by it under the Lease which with the passage of time or giving of notice or both would constitute a default under the Lease;

16. No one other than Tenant and its employees occupy the Premises. Tenant has not sublet the Premises except as indicated on Exhibit “A” hereto; and

17. The statements contained herein may be relied upon by the following entities and their successors and assigns: (i) Operating Partnership, (ii) Underwriter, (iii) the holder of any shares of common stock of the Company (“Shares”) issued pursuant to the Public Offering, (iv) any servicer or agent acting on behalf of the holders of any Shares; (v) any rating agencies involved in the Formation Transactions or Public Offering, and (vi) any mortgagee of the Property or servicer or agent acting on behalf of such mortgagee.

Very truly yours,

TENANT NAME

By:
Name:
Title:

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EXHIBIT “A”

ADDITIONAL LEASE DOCUMENTS

1.

2.

3.

4.

5.

6.

7.

8.

1

EXHIBIT “I”

FORM OF SPOUSAL CONSENT

I acknowledge that I have read and understand the contents of that certain Contribution Agreement entered into as of             , 2004 by and among Thomas Properties Group, L.P., a Maryland limited partnership (the “Operating Partnership”),                 , an individual, and other contributors named therein (the “Agreement”). Capitalized items used herein and not otherwise defined herein, shall have the meaning ascribed in the Agreement.

I am aware that by its provisions, subject to certain time parameters, my spouse agrees to consummate certain transactions and release certain signature pages to agreements and documents referred to in the Agreement, including the contribution of all of [                ] Participating Interests to the Operating Partnership for the consideration recited in the Agreement. I hereby consent to such undertakings and the transactions and contribution as contemplated in the Agreement. I hereby further agree to be bound by the provisions of such Agreement to the extent of any community property interest that I may have that may be affected thereby.

I hereby further agree that I will not bequeath any interest I have that may be affected by the Agreement or any interest therein by my will if I predecease my spouse to anyone and direct that the residuary clauses in my will shall not be deemed to apply to any such interest.

Dated:	By:

Name: Spouse of:

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STATE OF CALIFORNIA            }

                                                         } SS.

COUNTY OF                                 }

On                 , 2004 before me,                 , personally appeared                              personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

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EXHIBIT “J”

FORM OF POOLING AGREEMENT

COMMERCE SQUARE POOLING AGREEMENT

This COMMERCE SQUARE POOLING AGREEMENT (this “Agreement”) is made and entered into as of                          , 2004, by and among THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (the “Operating Partnership”), PHILADELPHIA PLAZA ASSOCIATES, a Pennsylvania general partnership (“PPA”) and THOMAS DEVELOPMENT PARTNERS- CS, LLC, a California limited liability company (“TDPCS” and, with PPA, the “11% Owners”).

RECITALS

A Operating Partnership has entered into a series of transactions (the “Formation Transactions”) whereby the Operating Partnership acquired from certain contributors (the “Contributors”) eighty-nine percent (89%) of the capital and profits interests in Commerce Square Partners-Philadelphia Plaza, L.P., the owner of One Commerce Square at 2005 Market Street, Philadelphia, Pennsylvania (“One Commerce Square”) and in Philadelphia Plaza-Phase II, the owner of Two Commerce Square at 2001 Market Street, Philadelphia, Pennsylvania (“Two Commerce Square” and, with One Commerce Square, the “Properties”), in exchange for limited partnership interests in the Operating Partnership. Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza-Phase II are collectively referred to herein as the “Property Owners”.

B. The Formation Transactions were consummated in conjunction with the proposed initial public offering (the “Public Offering”) of the common stock of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), which is the sole general partner of the Operating Partnership.

C. The Operating Partnership and PPA are concurrently entering into an Amendment to Agreement of Limited Partnership of Commerce Square Partners-Philadelphia Plaza, L.P., dated March 16, 1998 (as amended, the “CS One Partnership Agreement”) to reflect the admission of the Operating Partnership as a partner in Commerce Square Partners-Philadelphia Plaza holding an 89% interest in the profits and losses and 89% of the total capital interests in One Commerce Square, with PPA holding the remaining 11% of the profits and losses and total capital interests therein. Pursuant to the CS One Partnership Agreement, the Operating Partnership is entitled to a preferred return on its capital account in Commerce Square Partners-Philadelphia Plaza, L.P. (“OCS Preferred Return”) prior to the distribution to PPA of its capital account in the partnership upon the occurrence of a Capital Event, as defined in the CS One Partnership Agreement.

D. The Operating Partnership and TDPCS are concurrently entering into an Amendment to Agreement of Limited Partnership of Philadelphia Plaza-Phase II dated                      (as amended, the “CS Two Partnership Agreement” and, with the CS One Partnership Agreement, the “Partnership Agreements”), to reflect admission of the Operating

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Partnership as a partner in Philadelphia Plaza-Phase II holding an 89% interest in the profits and losses of and 89% of the total capital interests in Two Commerce Square, with TDPCS holding the remaining 11% of the profits and losses and total capital interests therein. Pursuant to the CS Two Partnership Agreement, the Operating Partnership is entitled to a preferred return on its capital account in Philadelphia Plaza-Phase II (“TCS Preferred Return”) prior to the distribution to TDPCS of its capital account in the partnership upon the occurrence of a Capital Event, as defined in the CS Two Partnership Agreement.

E. As a material part of the Formation Transactions, and as an incentive for the Operating Partnership to enter into the Formation Transactions, the 11% Owners, as owners of the remaining 11% interest in each of One Commerce Square and Two Commerce Square (individually, an “11% Interest”, and collectively, the “11% Interests”) hereby enter into this Agreement with the Operating Partnership.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement set forth their agreement as follows.

1. Pooled Preferred Returns. Notwithstanding any contrary provisions of the Partnership Agreements, from and after the date hereof and for so long as the Operating Partnership owns 89% of the capital interests in each of the Property Owners, upon the occurrence of a Capital Event as to either Property, the OCS Preferred Return and TCS Preferred Return shall be calculated as of the date of such Capital Event on a cumulative aggregate basis in order to determine whether the Operating Partnership has received both the OCS Preferred Return and the TCS Preferred Return through the date of such Capital Event. It is the intent of the parties that the Operating Partnership will receive both the OCS Preferred Return and the TCS Preferred Return from the date hereof through the date of a Capital Event as to either Property prior to the distribution of any portion of the proceeds of such Capital Event to the 11% Owner with respect to its 11% Interest in such Property.

2.	Subordination of 11% Interests.

2.1 Subordination; Return. Each 11% Owner hereby subordinates its rights with respect to the return of its capital accounts on its 11% Interests on the occurrence of a capital event as to either One Commerce Square or Two Commerce Square to the right of the Operating Partnership to receive the return of its capital accounts and the aggregate Preferred Return thereon in accordance with Section 1. Neither 11% Owner shall receive (and if involuntarily received, shall not retain) any distribution of its capital account upon the occurrence of a capital event unless and until the Operating Partnership has received the return of its capital accounts and the Preferred Return thereon, as calculated in accordance with Section 1, and if either 11% Owner receives a distribution of its capital to which it is not entitled hereunder, such 11% Owner shall, at the election of the Operating Partnership, either (a) contribute the amount of such capital distribution back to the respective Property Owner for distribution to the Operating Partnership in accordance with Section 1 or (b) tender such amount directly to the Operating Partnership as a deemed a contribution to the respective Property Owner and a deemed distribution to the Operating Partnership from such Property Owner.

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2.2 No Inconsistent Actions. Neither 11% Owner shall take any action or enter into any agreement, arrangement or understanding prejudicial to or inconsistent with the Operating Partnership’s rights under this Agreement.

3.	Rights of Operating Partnership; No Modifications.

The rights granted to the Operating Partnership hereunder are solely for its benefit and nothing herein shall impose on the Operating Partnership or the Company any duties with respect to any property of the 11% Owners or any return received with respect thereto, other than as explicitly set forth in this Agreement or the applicable Partnership Agreement. Nothing in this Agreement (a) modifies the debts, obligations and liabilities of the Property Owners, or any one of them, whether arising in contract, tort or otherwise, all of which shall continue to be solely the debts, obligations and liabilities of each such Property Owner or (b) modifies any of the rights, duties or obligations of the Property Owners, or either of them, arising under the applicable Partnership Agreement or any agreements between the Property Owners.

4.	Miscellaneous.

4.1 Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement of the parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements between the parties with respect to the subject matter hereof.

4.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Operating Partnership and the 11% Owners, and their respective successors and assigns.

4.3 Parties in Interest. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Person other than the Operating Partnership and the 11% Owners nor shall anything in this Agreement relieve or discharge the obligation or liability of any third Person to the Operating Partnership and the 11% Owners.

4.4 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

4.5 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

4.6 Additional Documents and Acts. The parties shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

4.7 Amendments. All amendments to this Agreement will be in writing and signed by each party.

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4.8 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each complete set of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.9 Choice of Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first written above.

“OPERATING PARTNERSHIP” THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation Its General Partner

By:

Name:

Title:

“PPA” PHILADELPHIA PLAZA ASSOCIATES a Pennsylvania partnership

By: Thomas Partners, Inc. a California corporation Its: General Partner

By:

Its:

By: Maguire Thomas Partners-Philadelphia, Ltd. a California corporation

By: Thomas Partners, Inc. a California corporation Its General Partner
By:

Its:

“TDPCS” THOMAS DEVELOPMENT PARTNERS-CS, LLC, a California limited liability company
By:

Its:

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